===============================================================================





                      NORWOOD PROMOTIONAL PRODUCTS, INC.,
                                  as Borrower

                                      and

                             SUBSIDIARY GUARANTORS


                             ----------------------


                                CREDIT AGREEMENT


                          Dated as of August 28, 1997


                             ----------------------


                              MERRILL LYNCH & CO.,
                       as Arranger and Syndication Agent


                                      and


                               NATIONSBANK, N.A.,
                            as Administrative Agent



===============================================================================

                               TABLE OF CONTENTS


                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                           Page
                                                                                                           ----
Section 1.  Definitions and Accounting Matters................................................................1

   1.01.  Certain Defined Terms...............................................................................1
   1.02.  Accounting Terms and Determinations................................................................34
   1.03.  Classes and Types of Loans.........................................................................34
   1.04.  Rules of Construction..............................................................................35

Section 2. Commitments, Loans, Notes and Prepayments.........................................................36

   2.01.  Loans 36
   2.02.  Borrowings.........................................................................................40
   2.03.  Letters of Credit..................................................................................41
   2.04.  Termination and Reductions of Commitments..........................................................46
   2.05.  Fees  48
   2.06.  Lending Offices....................................................................................49
   2.07.  Several Obligations................................................................................49
   2.08.  Notes; Register....................................................................................49
   2.09.  Optional Prepayments and Conversions or Continuations of Loans.....................................50
   2.10.  Mandatory Prepayments..............................................................................51
   2.11.  Replacement of Lenders.............................................................................55

Section 3.  Payments of Principal and Interest...............................................................56

   3.01.  Repayment of Loans.................................................................................56
   3.02.  Interest...........................................................................................56

Section 4.  Payments; Pro Rata Treatment; Computations; Etc..................................................57

   4.01.  Payments...........................................................................................57
   4.02.  Pro Rata Treatment.................................................................................58
   4.03.  Computations.......................................................................................59
   4.04.  Minimum Amounts....................................................................................59
   4.05.  Certain Notices....................................................................................59
   4.06.  Non-Receipt of Funds by the Administrative Agent...................................................60
   4.07.  Right of Setoff; Sharing of Payments, Etc..........................................................61

Section 5.  Yield Protection, Etc............................................................................62

   5.01.  Additional Costs...................................................................................62
   5.02.  Limitation on Types of Loans.......................................................................64
   5.03.  Illegality.........................................................................................64
   5.04.  Treatment of Affected Loans........................................................................65


                                                                                                           Page
                                                                                                           ----
   5.05.  Compensation.......................................................................................65
   5.06.  Net Payments.......................................................................................66

Section 6.  Guarantee........................................................................................69

   6.01.  The Guarantee......................................................................................69
   6.02.  Obligations Unconditional..........................................................................69
   6.03.  Reinstatement......................................................................................71
   6.04.  Subrogation; Subordination.........................................................................71
   6.05.  Remedies...........................................................................................72
   6.06.  Instrument for the Payment of Money................................................................72
   6.07.  Continuing Guarantee...............................................................................72
   6.08.  General Limitation on Guarantee Obligations........................................................72

Section 7.  Conditions Precedent.............................................................................73

   7.01.  Initial Extension of Credit........................................................................73
   7.02.  Initial and Subsequent Reducing Revolving Credit Loans.............................................81
   7.03.  Initial and Subsequent Extensions of Credit........................................................85

Section 8.  Representations and Warranties...................................................................86

   8.01.  Corporate Existence................................................................................86
   8.02.  Financial Condition; Etc...........................................................................86
   8.03.  Litigation.........................................................................................87
   8.04.  No Breach; No Default..............................................................................87
   8.05.  Action.............................................................................................88
   8.06.  Approvals..........................................................................................88
   8.07.  ERISA..............................................................................................88
   8.08.  Taxes..............................................................................................89
   8.09.  Investment Company Act; Public Utility Holding Company Act; Other Restrictions.....................89
   8.10.  No Burdensome Restrictions.........................................................................90
   8.11.  Capitalization.....................................................................................90
   8.12.  Environmental Matters..............................................................................90
   8.13.  Environmental Investigations.......................................................................91
   8.14.  Use of Proceeds....................................................................................91
   8.15.  Subsidiaries.......................................................................................92
   8.16.  Properties.........................................................................................92
   8.17.  Security Interest..................................................................................92
   8.18.  Compliance with Laws...............................................................................92
   8.19.  True and Complete Disclosure.......................................................................93
   8.20.  Solvency...........................................................................................93
   8.21.  Employee and Labor Matters.........................................................................93
   8.22.  Intellectual Property..............................................................................94
   8.23.  Representations and Warranties in Documents........................................................94

Section 9.  Covenants........................................................................................94

   9.01.  Financial Statements, Etc..........................................................................95

                                                                                                           Page
                                                                                                           ----
   9.02.  Litigation, Etc....................................................................................98
   9.03.  Existence; Compliance with Law; Payment of Taxes; Inspection Rights; Performance of
                Obligations; Etc.............................................................................98
   9.04.  Insurance..........................................................................................99
   9.05.  Issuance or Disposals of Capital Stock of Subsidiaries............................................101
   9.06.  Fundamental Changes; Acquisitions; Dispositions...................................................101
   9.07.  Liens and Related Matters.........................................................................103
   9.08.  Indebtedness......................................................................................105
   9.09.  Investments.......................................................................................106
   9.10.  Dividend Payments.................................................................................110
   9.11.  Financial Covenants...............................................................................111
   9.12.  Pledge of Additional Collateral...................................................................112
   9.13.  Security Interests................................................................................112
   9.14.  Compliance with Environmental Laws................................................................113
   9.15.  Lines of Business.................................................................................114
   9.16.  Transactions with Affiliates......................................................................114
   9.17.  Limitation on Accounting Changes; Limitation on Investment Company Status.........................114
   9.18.  Modifications of Certain Documents, Etc...........................................................115
   9.19.  Interest Rate Protection Agreements...............................................................115
   9.20.  Limitation on Certain Restrictions Affecting Subsidiaries.........................................115
   9.21.  Additional Obligors...............................................................................115
   9.22.  Restriction on Leases.............................................................................116
   9.23.  Sale or Discount of Receivables...................................................................116
   9.24.  Contingent Obligations............................................................................116
   9.25.  Landlord Lien Assurances..........................................................................117
   9.26.  Limitation on Other Restrictions on Amendment of Credit Documents.................................117
   9.27.  Limitation on Subsidiaries........................................................................117
   9.28.  Exceptions to Covenants...........................................................................118
   9.29.  Post-Closing Obligations..........................................................................118

Section 10.  Events of Default..............................................................................119

Section 11.  The Administrative Agent.......................................................................122

   11.01.  Appointment, Powers and Immunities...............................................................122
   11.02.  Reliance by Administrative Agent.................................................................124
   11.03.  Defaults.........................................................................................124
   11.04.  Rights as a Lender...............................................................................124
   11.05.  Indemnification..................................................................................125
   11.06.  Non-Reliance on Administrative Agent, Arranger and Other Lenders.................................126
   11.07.  Failure to Act...................................................................................126
   11.08.  Resignation or Removal of Administrative Agent...................................................126
   11.09.  Consents Under Other Credit Documents............................................................127
   11.10.  Collateral Sub-Agents............................................................................127
   11.11.  Exculpatory Provisions...........................................................................127

                                                                                                           Page
                                                                                                           ----
Section 12.  Miscellaneous..................................................................................128

   12.01.  Waiver...........................................................................................128
   12.02.  Notices..........................................................................................128
   12.03.  Expenses, Indemnification, Etc...................................................................128
   12.04.  Amendments, Etc..................................................................................130
   12.05.  Successors and Assigns...........................................................................133
   12.06.  Assignments and Participations...................................................................133
   12.07.  Survival.........................................................................................135
   12.08.  Captions.........................................................................................136
   12.09.  Counterparts.....................................................................................136
   12.10.  Governing Law; Submission to Jurisdiction; Waivers; Etc..........................................136
   12.11.  Confidentiality..................................................................................137
   12.12.  Independence of Representations, Warranties and Covenants........................................137
   12.13.  Severability.....................................................................................137
   12.14.  Prior Understandings.............................................................................137
   12.15.  Acknowledgments..................................................................................137

Signatures..................................................................................................S-1


ANNEX A            -      Commitments
SCHEDULE 1.01(b)   -      Subsidiary Guarantors
SCHEDULE 7.01(ii)  -      Indebtedness to Be Repaid on the Closing Date
SCHEDULE 8.02      -      Certain Contingent Obligations
SCHEDULE 8.03      -      Litigation
SCHEDULE 8.12      -      Environmental Matters
SCHEDULE 8.15      -      Subsidiaries of Borrower
SCHEDULE 8.21      -      Labor Matters
SCHEDULE 9.07      -      Certain Existing Liens
SCHEDULE 9.08      -      Certain Indebtedness to Remain Outstanding
SCHEDULE 9.09      -      Investments
SCHEDULE 9.16      -      Existing Affiliate Agreements

EXHIBIT A-1        -      Form of Revolving Credit Note
EXHIBIT A-2        -      Form of Reducing Revolving Credit Note
EXHIBIT A-3        -      Form of Term Loan Note
EXHIBIT A-4        -      Form of Swing Loan Note
EXHIBIT B          -      Form of Intercompany Note
EXHIBIT C          -      Form of Interest Rate Certificate
EXHIBIT D          -      Form of Security Agreement
EXHIBIT E-1        -      Form of Opinion of Counsel to the Obligors
EXHIBIT E-2        -      Form of Local Counsel Opinion
EXHIBIT F          -      Form of Notice of Assignment
EXHIBIT G          -      Form of Mortgage
EXHIBIT H          -      Form of Section 5.06 Certificate
EXHIBIT I          -      Form of Notice of Borrowing
EXHIBIT J          -      Form of Notice of Conversion/Continuation
EXHIBIT K          -      Form of Landlord Lien Waiver

                  CREDIT AGREEMENT dated as of August 28, 1997 among: NORWOOD PROMOTIONAL PRODUCTS, INC., a Texas corporation ("Borrower," which term shall include its successors and assigns); EACH OF THE SUBSIDIARY GUARANTORS party hereto; each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b), shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as arranger and syndication agent (in such capacities, together with its successors in such capacities, the "Arranger"); and NATIONSBANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  The parties hereto agree as follows:

                  Section 1.  Definitions and Accounting Matters.

                  1.01. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

                  "Acquisition" means any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of a Person, or of any business or division of a Person,
(b) acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person.

                  "Acquisition Documents" shall mean the stock purchase agreement, asset purchase agreement, merger agreement or any other operative document relating to an Acquisition (including the Sweda Acquisition) and each of the Related Documents with respect thereto, in each case, including all schedules, exhibits, appendices, annexes and attachments and amendments thereto and, in each case, as amended and in effect from time to time in accordance with their respective terms and this Agreement.

                  "Additional Amount" shall mean, during any Designation Period, the amount of Reducing Revolving Credit Loans made during such Designation Period in excess of the sum of (x) the Designated Reducing Revolving Credit Loan Amount for such Designation Period, plus (y) the sum of the Additional Amounts for such Designation Period arising prior to the borrowing giving rise to such Additional Amount.

                  "Additional Collateral" see Section 9.12.

                  "Adjusted Net Income" shall mean, for any Measurement Period, the consolidated net income (loss) of Borrower and its Consolidated Subsidiaries calculated on a consolidated basis in accordance with GAAP, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of (a) gains for such period from Dispositions (including Excluded Dispositions), other than the Disposition of inventory in the ordinary course of business, and the tax consequences thereof, (b) any non-recurring or extraordinary items of income and the non-cash portion of any extraordinary item of expense for such period, (c) the portion of net income (loss) of any Person (other than a Subsidiary) in which Borrower or any Subsidiary has an ownership interest, except to the extent of the amount of cash dividends or other cash distributions actually paid to Borrower or (subject to clause (e) below) any Subsidiary during such period,
(d) the net income (loss) of any Person combined with Borrower or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, and (e) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary was not for the relevant period permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders. Adjusted Net Income of Borrower for any Measurement Period shall include an amount equal to the product of (x) the Adjusted Net Income for such period of any business acquired or investment made during such period (calculated consistent with this definition for Borrower) after giving pro forma effect to any adjustments detailed in an Officers' Certificate and acceptable to the Arranger and the Administrative Agent and (y) a fraction, the numerator of which is four minus the number of fiscal quarters of Borrower that have elapsed since such acquisition or investment was made and the denominator of which is four. If any investment so made is for less than 100% of the equity of any entity, then the foregoing shall be proportionately adjusted, but shall be zero if such percentage is less than a majority.

                  "Administrative Agent" see the introduction to this Agreement.

                  "Administrative Agent's Fee Letter" shall mean the Fee Letter, or similar arrangement, by and between NationsBank, N.A. and Borrower.

                  "Advance Date" see Section 4.06.

                  "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, however, that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner or non-managing member of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, solely for purposes of Section 9.16, Borrower shall not be deemed an Affiliate of any Subsidiary and no Wholly Owned Subsidiary shall be deemed an Affiliate of any other Wholly Owned Subsidiary or Borrower.

                  "Affiliate Transaction" see Section 9.16.

                  "Agent" means any of the Arranger or the Administrative Agent.

                  "Agreement" shall mean this Credit Agreement, as amended from time to time.

                  "Alpha Note" shall mean the promissory note in favor of Borrower, in an amount not to exceed $3.0 million, evidencing a portion of the consideration to be paid to Borrower in connection with the disposition of the Alpha Products retail operations.

                  "Alternate Base Rate" shall mean for any day, a rate per annum that is equal to the higher of (i) the Prime Rate, or (ii) the Federal Funds Rate, plus 0.50%.

                  "Alternate Base Rate Loans" shall mean Loans that bear interest at rates based upon the Alternate Base Rate.

                  "Amortization Amount" shall mean each scheduled installment of payments on the Term Loans as set forth in Section 3.01(c).

                  "Applicable Amount" see Section 2.10(a)(vii).

                  "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" shall be (x) from the Closing Date to the date Borrower shall have delivered to the Lenders the financial statements required by Section 9.01 in respect of the first fiscal quarter of Borrower ended after the Closing Date, the rates per annum for each applicable

Type of Loan set forth in Tier III below provided that Borrower shall have delivered at the Closing Date an Officers' Certificate setting forth the Leverage Ratio as of the Closing Date after giving effect to the Transactions and the Loans to be made on such date and such Leverage Ratio meets the requirements of Tier III (and, if not so delivered, then Tier I shall be applicable), and (y) thereafter, when the Leverage Ratio at the end of the most recently ended fiscal quarter ending after such date is as set forth below, the percentage per annum set forth opposite such Leverage Ratio below:

================================================================================================================
                                                        ALTERNATE
   TIER               LEVERAGE RATIO                  BASE RATE LOANS                        LIBOR LOANS
- ----------------------------------------------------------------------------------------------------------------
                                          Revolving Credit                     Revolving Credit
                                               Loans and                           Loans and
                        Total Debt              Reducing                             Reducing
                     to Consolidated       Revolving Credit                        Revolving
                         EBITDA                 Loans          Term Loans        Credit Loans         Term Loans
- ----------------------------------------------------------------------------------------------------------------

      I                     >3.50x             1.000%            1.500%             2.250%              2.750%
                            -

- ----------------------------------------------------------------------------------------------------------------

     II          <3.50x but >3.00x             0.750%            1.250%             2.000%              2.500%
                            -
- ----------------------------------------------------------------------------------------------------------------

    III          <3.00x but >2.50x             0.500%            1.000%             1.750%              2.250%
                            -
- ----------------------------------------------------------------------------------------------------------------

     IV          <2.50x but >2.00x             0.250%            0.750%             1.500%              2.000%
                            -
- ----------------------------------------------------------------------------------------------------------------

      V          <2.00x                        0.000%            0.000%             1.250%              1.750%
================================================================================================================

Any change in the Leverage Ratio shall be effective to adjust the Applicable Margin as of the date of receipt by the Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(e).

                  "Applicable Revolving Facility Fee Percentage" shall mean 0.375% per annum; provided, however, that from and after the date Borrower shall have delivered to the Lenders the financial statements required by
Section 9.01 in respect of the first fiscal quarter of Borrower ended after the Closing Date, the Applicable Revolving Facility Fee Percentage shall be, when the Leverage Ratio at the end of the most recent fiscal quarter ending after such date is as set forth below, the percentage per annum set forth opposite such Leverage Ratio below:

=========================================================================================================
                                                                      APPLICABLE REVOLVING FACILITY
                     LEVERAGE RATIO                                           FEE PERCENTAGE
- ---------------------------------------------------------------------------------------------------------

                         >2.00x                                                   0.375%
- ---------------------------------------------------------------------------------------------------------

                         <2.00x                                                   0.250%
=========================================================================================================

Any change in the Leverage Ratio shall be effective to adjust the Applicable Revolving Facility Fee Percentage as of the date of receipt by the Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(e).

                  "Applicable Reducing Revolving Facility Fee Percentage" shall mean a rate of (i) 0.375% per annum on the Designated Reducing Revolving Facility Loan Amount, (ii) 0.1875% per annum on the Undesignated Reducing Revolving Facility Loan Amount, (iii) 0.1875% per annum on the Additional Amount, and (iv) 0.375% per annum on the Reserved Commitment.

                  "Arranger" see the introduction to this Agreement.

                  "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978.

                  "Benefit Arrangement" shall mean at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Bonus Payment" see the definition of Key Employee Payments.

                  "Bonus Payment Date" see the definition of Key Employee Payments.

                  "Borrower" see the introduction to this Agreement.

                  "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City or San Antonio, Texas and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Expenditures" shall mean, for any period, any direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the incurrences of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets, excluding (i) normal replacement and maintenance programs properly charged to current operations, (ii) Acquisitions permitted pursuant to Section 9.09(k) or (u), and
(iii) expenditures in an amount not to exceed the Net Available Proceeds of any Casualty Event or any Taking, Destruction or loss of title with respect to Real Property in each case to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with
Section 2.10(a)(i) or Section 2.10(a)(v), as applicable.

                  "Capital Lease," as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation. Casualty Event shall not include any Taking or Destruction or loss of title to Real Property.

                  "CERCLA" see Section 8.12.

                  "Change in Law" shall mean the introduction of any law or regulation, or any change in law or regulation, or the interpretation or administration of any law.

                  "Change of Control" shall mean any transaction or event (including, without limitation, an issuance, sale or exchange of capital stock, a merger or consolidation, or a dissolution or liquidation) as a direct or indirect result of which (i) any Person or any group (other than a Permitted Holder) shall (directly or indirectly) beneficially own in the aggregate shares of capital stock of Borrower having 33-1/3% or more of the aggregate voting power of all shares of capital stock of Borrower at the time outstanding, or
(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Borrower was approved by a vote of at least a majority of the directors of Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Borrower then in office. For purposes of this definition, the terms "beneficially own" and "group" shall have the respective meanings ascribed to them pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                  "Class" see Section 1.03.

                  "Closing Date" shall mean the date upon which the initial extension of credit hereunder is made.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean all of the Pledged Collateral and Mortgaged Real Property.

                  "Collateral Account" see Section 4.01 of the Security
Agreement.

                  "Commitment Letter" shall mean that certain commitment letter between Merrill Lynch Capital Corporation and Borrower dated July 17, 1997 together with Exhibit A thereto and incorporated therein.

                  "Commitments" shall mean the Reducing Revolving Credit Commitments, the Revolving Credit Commitments, and the Term Loan Commitments.

                  "Common Stock" shall mean the common stock of Borrower, no par value.

                  "Consolidated EBITDA" shall mean, for any Measurement Period, the sum (without duplication) of the amounts for such period of (i) Adjusted Net Income, (ii) income tax expense to the extent deducted in determining Adjusted Net Income for such period, (iii) interest expense to the extent deducted in determining Adjusted Net Income for such period, (iv) depreciation expense and amortization expense to the extent deducted in determining Adjusted Net Income for such period, and (v) the non-cash component of any item of expense to the extent deducted in determining Adjusted Net Income for such period, other than to the extent requiring an accrual or reserve for actual future cash expenses, all as determined on a consolidated basis for Borrower and its Consolidated Subsidiaries.

                  "Consolidated Fixed Charges" shall mean for any period of calculation, the sum of (i) Consolidated Interest Expense and (ii) the sum of all scheduled principal payments on any Indebtedness of Borrower to the extent made from internally generated funds of Borrower and the Subsidiaries (including any repayments of Reducing Revolving Credit Loans in connection with scheduled reductions of Reducing Revolving Credit Commitments pursuant to Section 2.04(c)). For purposes of this definition, internally generated funds shall exclude the proceeds of Dispositions and Debt Issuances and Equity Issuances (without regard to the exclusions from the definitions thereof).

                  "Consolidated Interest Expense" shall mean, for any period, for Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) all cash interest expense in respect of Indebtedness during such period (whether or not actually paid during such period). If Adjusted Net Income for any Measurement Period is adjusted on a pro forma basis pursuant to the second to last sentence of the definition thereof, then Consolidated Interest Expense for the same Measurement Period shall be adjusted on a pro forma basis for the amount of any cash interest expense with respect to any Indebtedness incurred or assumed during such Measurement Period to effect any transaction which resulted in such pro forma adjustment to Adjusted Net Income and assuming such Indebtedness had been incurred at the beginning of such Measurement Period (with such adjustment giving effect to any Interest Rate Protection Agreements covering such Indebtedness).

                  "Consolidated Rental Payments" shall mean, for any period, the aggregate amount of all rents paid or to be incurred under all operating leases of Borrower and its Consolidated Subsidiaries as lessees (net of sublease income).

                  "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

                  "Contingent Obligations" shall mean, as to any Person, without duplication, any obligation of such Person guaranteeing or expressly intended to guarantee by its terms any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any "keep-well" or "make-well" agreement, guarantee of return on equity or other obligation of such Person and including any obligation of such Person, whether or not contingent, to (a) purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) advance or supply funds
(i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term

Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person reasonably and in good faith.

                  "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 of a LIBOR Loan from one Interest Period to the next Interest Period.

                  "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                  "Covered Taxes" see Section 5.06(a).

                  "Credit Documents" shall mean this Agreement, the Notes, the Letter of Credit Documents and the Security Documents.

                  "Creditor" shall mean any Agent, the Issuing Lender or any Lender.

                  "Debt Issuance" shall mean the incurrence by any Obligor of any Indebtedness after the Closing Date (other than as permitted by Section 9.08).

                  "Default" shall mean an event that with notice or lapse of time or both would become an Event of Default.

                  "Designated Reducing Revolving Facility Loan Amount" see
Section 2.01(b)(i).

                  "Designation Period" see Section 2.01(b)(i).

                  "Destruction" shall mean any damage to, or loss or destruction of, any Real Property or Mortgaged Real Property. Destruction shall not include any Casualty Event.

                  "Disposition" shall mean any conveyance, sale, lease assignment, transfer or other disposition (including by way of merger or consolidation and including any sale-leaseback transaction) of any Property (including shares of capital stock of any of its Subsidiaries or joint venture of any Person) (whether now owned or hereafter acquired) by any Obligor or any of its Subsidiaries to any Person and any liquidating or other non-ordinary course dividend or distribution received by any Obligor or any of its Subsidiaries in respect of any joint venture or similar enterprise, excluding, however, any Excluded Disposition.

                  "Disposition Event" shall mean the receipt by any Obligor or any of its Subsidiaries of cash proceeds or cash distributions of any kind from Property received in consideration for a Disposition.

                  "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of any Obligor or any of its Subsidiaries, or of any Equity Rights, but excluding dividends payable in respect of shares of common stock through the issuance of additional shares of common stock and any redemption or exchange of any capital stock of such Obligor through the issuance of common stock of such Obligor.

                  "Domestic Acquisition" shall mean an Acquisition of the capital stock or assets of a U.S. Person.

                  "Domestic Subsidiary" shall mean any Subsidiary that is a U.S. Person and that is a direct Subsidiary of Borrower or another Domestic Subsidiary.

                  "Dollars" and "$" shall mean lawful money of the United States of America. "Eligible Person" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus in a dollar equivalent amount of at least $100.0 million; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary, or (C) a Person of which a Lender is a Subsidiary; and (iv) an insurance company, mutual fund or other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $100.0 million.

                  "Environmental Claim" shall mean, with respect to any Person, any written notice, claim, demand or other communication (collectively, a

"claim") by any other Person alleging such Person's liability for any costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or
(ii) any violation of any Environmental Law. The term "Environmental Claim" shall include any claim by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Laws" shall mean any and all present and future applicable Federal, state, local and foreign laws, rules or regulations, any orders, decrees, judgments or injunctions and the common law in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, including without limitation, ambient air, indoor air, soil, surface water, ground water, wetlands, land or subsurface strata, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "Equity Issuance" shall mean any of (a) any issuance or sale by any Obligor after the Closing Date of (x) any capital stock (including any capital stock issued upon exercise of any Equity Rights) or any Equity Rights, or (y) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person, or (b) the receipt by Borrower or any Subsidiary after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution), excluding any Equity Issuance comprising the issuance of capital stock to the seller or sellers in consideration for an Acquisition.

                  "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Group" shall mean Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses

(whether or not incorporated) under common control which, together with Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

                  "Event of Default" see Section 10.

                  "Excluded Dispositions" shall mean (i) Dispositions for fair market value resulting in no more than $1.0 million in proceeds in any fiscal year; (ii) an exchange of equipment or inventory for like equipment or inventory, provided that the Person effecting such exchange receives substantially equivalent value in such exchange for the Property disposed of;
(iii) any transaction permitted by Section 9.06 (other than clause (j) or (k) thereof, except that solely for purposes of Section 9.06(j), any Disposition pursuant to Section 9.06(k) shall be deemed an Excluded Disposition), any Lien permitted by Section 9.07, any Investment permitted by Section 9.09 and any Dividend Payment permitted by Section 9.10; (iv) any issuance of capital stock by any Subsidiary to directors to qualify directors if required by applicable law if resulting in de minimis proceeds; and (v) the sale of inventory in the ordinary course of business.

                  "Existing Affiliate Agreements" see Section 9.16.

                  "Existing Debt Repayment" shall mean the repayment of all Indebtedness and cancellation of all commitments to make extensions of credit under the Refinanced Debt.

                  "Facility" means any of the Reducing Revolving Facility, the Revolving Facility and the Term Loan Facility.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to the Administrative Agent on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by the Administrative Agent.

                  "Fee Letter" shall mean the Fee Letter dated July 17, 1997 by and between Merrill Lynch Capital Corporation and Borrower.

                  "Fee Letters" shall mean the Administrative Agent's Fee Letter and the Fee Letter.

                  "5 Year Payment Date" shall mean the day before the fifth anniversary of the Sweda Acquisition.

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Borrower or any one or more Subsidiaries primarily for the benefit of employees of Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA, or any such plan as to which Borrower or any Subsidiary may have any liability.

                  "Foreign Subsidiary" shall mean any direct or indirect Subsidiary organized outside of the United States as defined in Section 7701(a)(9) of the Code (or any successor provision).

                  "Funding Date" shall mean the date of the funding of any Loan.

                  "GAAP" shall mean generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" shall mean any government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" shall mean the guarantee of each Subsidiary Guarantor pursuant to Section 6.

                  "Guaranteed Obligations" see Section 6.01.

                  "Hazardous Material" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance including, without limitation, petroleum including crude oil or any fraction thereof, or any petroleum product, subject to regulation under any Environmental Law.

                  "Increased Facility Amount" shall mean, if made prior to the first anniversary of the Closing Date, an increase in the Reducing Revolving Credit Commitments or the Revolving Credit Commitments (whether by the Lenders or New Lenders) of up to $25 million, which increase shall not require the consent of any Lender (other than any Lender agreeing to make available the increase in the Reducing Revolving Credit Commitments or the Revolving Credit Commitments), if no Default or Event of Default has occurred and is continuing and the Leverage Ratio as of the Measurement Period then last ended immediately prior to such increase is less than or equal to 3.25 to 1.0.

                  "Indebtedness" shall mean, for any Person, without duplication, (a) all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses not overdue by more than 60 days incurred in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations of such Person; (g) all net obligations of such Person with respect to Swap Contracts (such obligations to be equal at any time to the aggregate net amount that would have been payable by such Person at the most recent fiscal quarter end in connection with the termination of such Swap Contracts at such fiscal quarter end); (h) all indebtedness of other Persons referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. Indebtedness shall not include accounts extended by suppliers in the ordinary course on normal trade terms in connection with the purchase of goods and services. The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

                  "Indemnitee" see Section 12.03.

                  "Intellectual Property" see Section 8.22.

                  "Intercompany Note" shall mean a promissory note substantially in the form of Exhibit B.

                  "Interest Coverage Ratio" shall mean, for any Measurement Period, the ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Interest Expense for such period.

                  "Interest Period" shall mean, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted from an Alternate Base Rate Loan or the last day of the next preceding Interest Period for such LIBOR Loan and (subject to the requirements of Sections 2.01(a), 2.01(b) and 2.09) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as Borrower may select as provided in Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Reducing Revolving Credit Loan would otherwise end after the Reducing Revolving Credit Commitment Termination Date, such Interest Period shall end on the Reducing Revolving Credit Commitment Termination Date; (ii) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (iii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date, unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iv) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
(v) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period.

                  "Interest Rate Certificate" shall mean an Officers' Certificate substantially in the form of Exhibit C, delivered pursuant to
Section 9.01(e), demonstrating in reasonable detail the calculation of the Leverage Ratio as of the last day of the Measurement Period then last ended on or immediately prior to the date such certificate is required to be delivered.

                  "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                  "International Acquisition" shall mean any Acquisition that is not a Domestic Acquisition.

                  "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person);
(c) any capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others) any other Person; (d) the entering into, or direct or indirect incurrence, of any Contingent Obligation with respect to Indebtedness or other liability of any other Person; (e) the entering into of any Swap Contract; or
(e) any agreement to make any Investment (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale).

                  "Issuing Lender" shall mean NationsBank, N.A. or any of its Affiliates, or such other Lender or Lenders selected by the Administrative Agent reasonably satisfactory to Borrower, as the issuer of Letters of Credit under Section 2.03, together with its successors and assigns in such capacity.

                  "Key Employee Payments" shall mean the provisions of the Sweda Acquisition Documents requiring Borrower to make payments for the benefit of a key employee bonus plan on terms acceptable to the Arranger (the "Key Employee Plan") in an amount not exceeding $7.5 million in the aggregate. Key Employee Payments may, at the option of the fiduciary of such plan, be made (a) in a lump sum payment on the 5 Year Payment Date in cash in an amount equal to $7.5 million less the aggregate dollar amount expended for Bonus Payments (as defined below), or (b) through the payment in cash not to exceed $1.5 million (each, a "Bonus Payment") on any anniversary of the closing date of the Sweda Acquisition preceding the 5 Year Payment Date (each, a "Bonus Payment Date"). Any amounts used to effectuate a Bonus Payment shall reduce, by a corresponding amount, the Key Employee Payment to be made on the 5 Year Payment Date. The terms of the Key Employee Plan will provide that if no election is made on any anniversary of the closing date of the Sweda Acquisition for a Bonus Payment to be effected, then it shall be deemed waived.

                  "Key Employee Plan" see the definition of Key Employee Payments, as amended and in effect from time to time in accordance with its terms and this Agreement.

                  "Key Employee Plan Termination Date" shall mean the date on which the Arranger and the Administrative Agent shall have received satisfactory evidence that the Key Employee Plan has been terminated or expired in its entirety or the obligation of Borrower to make Key Employee Payments thereunder have been satisfied in full.

                  "Lease" shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

                  "Lender" and "Lenders" see the introduction to this Agreement.

                  "Letter of Credit" see Section 2.03.

                  "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                  "Letter of Credit Interest" shall mean, for each Revolving Credit Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

                  "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit, plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.

                  "Leverage Ratio" shall mean, at any date, the ratio of (x) Total Debt at such date to (y) Consolidated EBITDA for the Measurement Period ended on or immediately prior to such date.

                  "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the rate per annum at which the Lender which is the Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to its portion of the amount of the LIBOR Loans to be outstanding during such Interest Period.

                  "LIBOR Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "LIBOR Base Rate" in this
Section 1.01.

                  "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

                  "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, claim, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement in respect of such Property, including any easement, right-of-way or other encumbrance on title to Real Property. For purposes of the Credit Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "Loans" shall mean the Reducing Revolving Credit Loans, the Revolving Credit Loans, and the Term Loans.

                  "Losses" of any Person shall mean the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable and documented costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

                  "Majority Lenders" shall mean, subject to the last paragraph of Section 12.04, (i) at any time prior to the Closing Date, Lenders holding at least a majority of the aggregate amount of the Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans (other than Swing Loans), plus (b) the aggregate amount of all Letter of Credit Liabilities, plus (c) the aggregate Unutilized Reducing

Revolving Credit Commitments then in effect, plus (d) the aggregate Unutilized Revolving Credit Commitments then in effect, plus (e) the aggregate amount of Swing Loans then outstanding (which, for each Revolving Credit Lender, shall be deemed such Lender's pro rata share (based on the Revolving Credit Commitments) of the aggregate principal amount of Swing Loans then outstanding.)

                  "Majority Reducing Revolving Credit Lenders" shall mean, subject to the last paragraph of Section 12.04, (i) at any time prior to the Closing Date, Lenders holding at least a majority of the Reducing Revolving Credit Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (a) the aggregate principal amount of outstanding Reducing Revolving Credit Loans, plus (b) the aggregate Unutilized Reducing Revolving Credit Commitments.

                  "Majority Revolving Credit Lenders" shall mean, subject to the last paragraph of Section 12.04, (i) at any time prior to the Closing Date, Lenders holding at least a majority of the aggregate amount of the Revolving Credit Commitments and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Revolving Credit Loans, plus (b) the aggregate amount of all Letter of Credit Liabilities, plus (c) the aggregate Unutilized Revolving Credit Commitments then in effect.

                  "Majority Term Lenders" shall mean, subject to the last paragraph of Section 12.04, (i) at any time prior to the Closing Date, Lenders holding at least a majority of the Term Loan Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the aggregate principal amount of outstanding Term Loans.

                  "Margin Stock" shall mean margin stock within the meaning of Regulations G, T, U and X.

                  "Material Adverse Effect" shall mean any of (a) a material adverse effect or any condition or event that could reasonably be expected to result in a material adverse effect on the business, assets, properties, liabilities (contingent or otherwise), results of operations, condition (financial or otherwise), prospects, solvency or material agreements of Borrower, individually or together with the Subsidiaries taken as a whole or, prior to the consummation of any Acquisition, Target and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Obligors to consummate in a timely manner the Transactions or to perform their obligations under any Credit Document or (c) an adverse effect on the legality, binding effect or enforceability of any provision of any Credit Document or affecting the rights and remedies of the Lenders thereunder.

                  "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1.0 million.

                  "Measurement Period" shall mean the most recent four full fiscal quarters of Borrower for which financial statements have been provided pursuant to Section 9.01.

                  "Mortgage" shall mean an agreement creating and evidencing a Lien on a Mortgaged Real Property, which shall be substantially in the form of Exhibit G, containing such schedules and including such additional provisions and other deviations from such Exhibit as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof.

                  "Mortgaged Real Property" shall mean each Real Property which shall be subject to a Mortgage delivered on the Closing Date or thereafter pursuant to Section 9.12.

                  "Multiemployer Plan" shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions, (ii) to which any member of the ERISA Group has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period, or (iii) with respect to which the Borrower or a Subsidiary could incur liability.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "Net Available Proceeds" shall mean:

                  (i) in the case of any Disposition Event, the amount of Net Cash Payments received by any Obligor or any of its Subsidiaries in connection with such Disposition Event;

                  (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by any Obligor or any of its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by such Obligor and its Subsidiaries in connection therewith, (B) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such Property and (C) any income and transfer taxes payable by any Obligor or any of its Subsidiaries in respect of such Casualty Event;

                  (iii) in the case of any Equity Issuance or any Debt Issuance, the aggregate amount of all cash received by any Obligor and its Subsidiaries in respect thereof net of all reasonable investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith;

                  (iv) in the case of any Taking or Destruction, the Net Award or Net Proceeds, as applicable, resulting therefrom; and

                  (v) with respect to any loss of title to all or any portion of any Mortgaged Real Property or Real Property, any title insurance proceeds resulting therefrom.

                  "Net Award" shall mean the proceeds, award or payment received by any Obligor or any of its Subsidiaries in respect of any Taking, together with any interest thereon, less the amount of any reasonable expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of any such Taking.

                  "Net Cash Payments" shall mean, with respect to any Disposition Event, the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Obligor or any of its Subsidiaries directly or indirectly in connection with such Disposition Event; provided, however, that Net Cash Payments shall be net (without duplication) of
(i) the amount of all reasonable fees and expenses paid by any Obligor or any of its Subsidiaries in connection with such Disposition Event (the "Relevant Disposition"); (ii) any taxes paid or estimated to be payable by any Obligor and its Subsidiaries as a result of the Relevant Disposition; (iii) any repayments by any Obligor or any of its Subsidiaries of Indebtedness to the extent that (a) such Indebtedness is secured by a Lien on the Property that is the subject of the Relevant Disposition and (b) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property; and (iv) amounts required to be paid to any Person (other than any Obligor or any of its Subsidiaries) owning a beneficial interest in the assets subject to such Relevant Disposition.
                  "Net Proceeds" shall mean the proceeds of any insurance or other payment received by any Obligor or any of its Subsidiaries in connection with any Destruction, together with any interest earned thereon, less the amount of any reasonable expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction.

                  "New Lenders" shall mean any financial institutions reasonably acceptable to the Arranger who provide any or all of the Increased Facility Amount.

                  "Notes" shall mean the Reducing Revolving Credit Notes, the Revolving Credit Notes, the Term Loan Notes and the Swing Loan Note.

                  "Notice of Assignment" shall mean a notice of assignment pursuant to Section 12.06 substantially in the form of Exhibit F.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Creditor pursuant to the terms of any Credit Document or secured by any of the Security Documents.

                  "Obligors" shall mean Borrower and the Subsidiary Guarantors.

                  "Officers' Certificate" shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its Chief Executive Officer or one of its Vice Presidents and by its Chief Financial Officer, Vice President-Finance or its Treasurer or any Assistant Treasurer in their official (and not individual) capacities; provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loan or the taking of any other action hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, and (ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "Original Lenders" shall mean the Lenders named on the signature pages hereof who were Lenders at the Closing Date.

                  "Other Taxes" see Section 5.06(c).

                  "Payor" see Section 4.06.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Holders" shall mean Frank Krasovec, a natural Person resident in the state of Texas on the date hereof, and his Permitted Transferees.

                  "Permitted Investments" shall mean, for any Person: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit, bankers' acceptances (including eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500.0 million and a deposit rating of investment grade; (c) commercial paper rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., respectively, maturing not more than 180 days from the date of acquisition thereof by such Person; and (d) money market mutual funds that invest primarily in the foregoing items.

                  "Permitted Liens" see Section 9.07.

                  "Permitted Transferee" shall mean with respect to any natural Person, (i) such individual's spouse or children (natural or adopted), any trust for such individual's benefit or the benefit of such individual's spouse or children (natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual's spouse or children (natural or adopted) or any trust for the benefit of such Persons; and (ii) the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Plan" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group, (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group, or (iii) with respect to which the Borrower or a Subsidiary could incur liability.

                  "Pledged Collateral" shall have the meaning set forth in the Security Agreement.

                  "Post-Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount payable under this Agreement, any Note or any other Credit Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2%, plus the Alternate Base Rate as in effect from time to time, plus the Applicable Margin for Alternate Base Rate Loans; provided, however, that, if the amount so in default is principal of a LIBOR Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2%, plus the interest rate for such Loan as provided in Section 3.02(b) and, thereafter, the rate provided for above in this definition.

                  "Prime Rate" shall be the rate most recently announced by NationsBank, N.A. at its Principal Office as its "Prime Rate." Prime Rate is one of NationsBank, N.A.'s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the reporting thereof after its announcement in such internal publication or publications as NationsBank, N.A. may designate. Any change in the interest rate resulting from a change in such Prime Rate shall become effective on the Business Day on which each change in Prime Rate is announced by NationsBank, N.A..

                  "Principal Office" shall mean the principal office of the Administrative Agent, located on the date hereof in St. Louis, Missouri.

                  "Principal Payment Date" shall mean the Quarterly Dates commencing with the last Business Day of November 1997 through and including the last Business Day of May 2005.

                  "Prior Liens" shall mean Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

                  "Proceeding" shall mean any claim, counterclaim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority.

                  "Property" shall mean any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including capital stock or other ownership interests of any Person.

                  "Puts" means the $20 Put and the $30 Put, collectively.

                  "Quarterly Dates" shall mean the last Business Day of February, May, August and November in each year, commencing with August 30, 1997.

                  "Real Property" shall mean all right, title and interest of Borrower or any Subsidiary (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by Borrower or any Subsidiary together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

                  "Reducing Revolving Credit Commitment" shall mean, for each Reducing Revolving Credit Lender, the obligation of such Lender to make a Reducing Revolving Credit Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Reducing Revolving Credit Commitment" (as the same may be increased pursuant to Section 2.01(b), reduced from time to time pursuant to Section 2.04(c) or changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the Reducing Revolving Credit Commitments is $60.0 million.

                  "Reducing Revolving Credit Commitment Percentage" shall mean, with respect to any Reducing Revolving Credit Lender, the ratio of (a) the amount of the Reducing Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Reducing Revolving Credit Commitments of all of the Lenders.

                  "Reducing Revolving Credit Commitment Termination Date" shall mean the Business Day immediately prior to the sixth anniversary of the Closing Date.

                  "Reducing Revolving Credit Commitments" shall mean the aggregate sum of the Reducing Revolving Credit Commitment of all the Lenders, including the Increased Facility Amount, if any.

                  "Reducing Revolving Credit Facility" shall mean the credit facility comprising the Reducing Revolving Credit Commitments.

                  "Reducing Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Reducing Revolving Credit Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Reducing Revolving Credit Loans and Reducing Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

                  "Reducing Revolving Credit Loans" shall mean the loans provided for by Section 2.01(b), which may be Alternate Base Rate Loans and/or LIBOR Loans.

                  "Reducing Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.08(b)(i) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Refinanced Debt" shall mean the Indebtedness and commitments to make extensions of credit of Borrowers and its Subsidiaries under the existing debt instruments and credit facilities listed on Schedule 7.01(i).

                  "Register" see Section 2.08.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System.

                  "Regulations G, T, U and X" shall mean, respectively, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Regulatory Change" shall mean, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority or any other regulatory agency with proper authority, including non-governmental agencies or bodies, charged with the interpretation or administration thereof or by the NAIC.

                  "Reimbursement Obligations" shall mean, at any time, the obligations of Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

                  "Related Documents" shall mean any agreement, document or instrument entered into by any Obligor in connection with any Acquisition Document, as any such agreement, document or instrument is amended and in effect from time to time in accordance with its respective terms and this Agreement.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

                  "Relevant Parties" and "Relevant Party" see Section 10(b).

                  "Replaced Lender" see Section 2.11.

                  "Replacement Lender" see Section 2.11.

                  "Required Payment" see Section 4.06.

                  "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Reserve Date" shall mean the first date on which both of the following occur: (x) such date is either the fourth anniversary of the date of consummation of the Sweda Acquisition or the last day of any fiscal quarter of Borrower thereafter, and (y) the Leverage Ratio for the Measurement Period then most recently ended is greater than 3.0 to 1.0.

                  "Reserve Requirement" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of "LIBOR Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes LIBOR Loans.

                  "Reserved Commitment" shall mean, at any date, an amount equal to the difference between $19.3 million and the aggregate amount of Bonus Payments made on or prior to such date and the amount reserved for any Puts that have expired as evidenced by an Officers' Certificate delivered to the Administrative Agent.

                  "Reserved Commitment Uses" shall mean Borrower's obligation to (x) repurchase its Common Stock pursuant to the Puts, and (y) make Key Employee Payments.

                  "Restoration" see each Mortgage.

                  "Revolving Credit Commitment" shall mean, for each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Revolving Credit Commitment" (as the same may be increased pursuant to Section 2.01(a), reduced from time to time pursuant to Section 2.04(b) or changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the Revolving Credit Commitments is $25.0 million.

                  "Revolving Credit Commitment Percentage" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the

Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

                  "Revolving Credit Commitment Termination Date" shall mean the Business Day immediately prior to the sixth anniversary of the Closing Date.

                  "Revolving Credit Commitments" shall mean the aggregate sum of the Revolving Credit Commitment of all of the Revolving Credit Lenders, including the Increased Facility Amount, if any.

                  "Revolving Credit Facility" shall mean the credit facility comprising the Revolving Credit Commitments.

                  "Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Revolving Credit Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

                  "Revolving Credit Loans" see Section 2.01(a).

                  "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.08(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Section 5.06 Certificate" see Section 5.06(b).

                  "Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit D among the Obligors and the Administrative Agent, as the same may be amended, modified or supplemented in accordance with the terms thereof and hereof.

                  "Security Documents" shall mean the Security Agreement, the Mortgages and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement or any Mortgage to be filed with respect to the security interests in Property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge as Collateral for the Obligations any property or assets of whatever kind or nature.

                  "State and Local Real Property Disclosure Requirements" shall mean any state or local laws requiring notification of the buyer of real property, or notification, registration, or filing to or with any state or local agency, prior to the sale of any real property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Materials on, at, under, or near the real property to be sold or the establishment for which control is to be transferred.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a Subsidiary of Borrower. Prior to and at the consummation of each Acquisition, the term Subsidiary with respect to Borrower shall include all Persons which are to become a Subsidiary upon consummation of an Acquisition.

                  "Subsidiary Guarantee" shall mean the Guarantee of each Subsidiary Guarantor.

                  "Subsidiary Guarantors" shall mean each of the direct and indirect Domestic Subsidiaries of Borrower listed on Schedule 1.01(a) and each other direct and indirect Domestic Subsidiary that guarantees the payment of the Obligations of Borrower hereunder pursuant to Section 9.21 and the other Credit Documents.

                  "Supermajority Reducing Revolving Credit Lenders" shall mean, subject to the last paragraph of Section 12.04, (i) at any time prior to the Closing Date, Lenders holding at least two-thirds of the Reducing Revolving Credit Commitments, and (ii) at any time after the Closing Date, Lenders holding at least two-thirds of the sum of (a) the aggregate principal amount of Reducing Revolving Credit Loans, plus (b) the aggregate Unutilized Reducing Revolving Credit Commitments.

                  "Supermajority Term Loan Lenders" shall mean, subject to the last paragraph of Section 12.04, (i) at any time prior to the Closing Date, Lenders holding at least two-thirds of the aggregate amount of the Term Loan Commitments and (ii) at any time after the Closing Date, Lenders holding at least two-thirds of the aggregate principal amount of outstanding Term Loans.

                  "Surety Instruments" shall mean all letters of credit (including standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

                  "Survey" shall mean a survey of any Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within the six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or, if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner acceptable to the Administrative Agent) to the Administrative Agent and the Title Company and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey.

                  "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing).

                  "Sweda Acquisition" shall mean the acquisition by Borrower of Consolidated Marketing International (d/b/a Sweda Corporation), a California corporation, pursuant to the Sweda Acquisition Agreement.

                  "Sweda Acquisition Agreement" shall mean the acquisition agreement entered into in connection with the Sweda Acquisition, as amended and in effect from time to time in accordance with its terms and this Agreement.

                  "Sweda Acquisition Documents" shall mean the Sweda Acquisition Agreement and each of the Related Documents with respect thereto, in each case, including exhibits, appendices and attachments thereto, in each case, as amended and in effect from time to time in accordance with its terms and this Agreement.

                  "Swing Loan Commitment" shall mean the obligation of NationsBank, N.A. to make or continue Swing Loans hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite NationsBank, N.A.'s name on Annex A under the heading "Swing Loan Commitment," as the same may be reduced or terminated pursuant to Section 2.04 or Section 10, it being understood that the Swing Loan Commitment is part of the Revolving Credit Commitment of the Swing Loan Lender, rather than a separate, independent commitment. As of the Closing Date, the Swing Loan Commitment is $1.0 million.

                  "Swing Loan Lender" shall mean NationsBank, N.A. and its successors and assigns in such capacity.

                  "Swing Loan Maturity Date" shall mean the Revolving Credit Commitment Termination Date.

                  "Swing Loan Note" shall mean the promissory note made by Borrower evidencing the Swing Loans, in the form of Exhibit A-4.

                  "Swing Loans" see Section 2.01(e).

                  "Taking" shall mean any taking of any Mortgaged Real Property or Real Property of any Obligor or any of its Subsidiaries or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Mortgaged Real Property or Real Property of any Obligor or any of its Subsidiaries or any part thereof, by any Governmental Authority, civil or military. Taking shall not include any Casualty Event.

                  "Target" shall mean any Person the capital stock or assets of which are the subject of an Acquisition.

                  "Term Loan Commitment" shall mean, for each Term Loan Lender, the obligation of such Lender to make a Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Term Loan Commitment" (as the same may be changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the Term Loan Commitments is $40.0 million.

                  "Term Loan Commitments" shall mean the aggregate sum of the Term Loan Commitment of all the Lenders.

                  "Term Loan Facility" shall mean the credit facility comprising the Term Loan Commitments.

                  "Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Term Loan Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Term Loans and Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

                  "Term Loan Notes" shall mean the promissory notes provided for by Section 2.08(b)(ii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Term Loans" shall mean the loans provided for by Section 2.01(c), which may be Alternate Base Rate Loans and/or LIBOR Loans.

                  "$30 Put" shall mean the provisions of the Sweda Acquisition Documents entitling the sellers to require Borrower to repurchase up to 60,000 shares of Common Stock issued in connection with Sweda Acquisition at $30 per share not earlier than the 5 Year Payment Date if the trading price of such Common Stock does not achieve certain thresholds, as amended and in effect, from time to time, in accordance with its terms and this Agreement.

                  "$30 Put Termination Date" shall mean the date on which the Arranger and the Administrative Agent shall have received satisfactory evidence that the $30 Put has been terminated or expired in its entirety or the obligations thereunder have been satisfied in full.

                  "Title Company" shall mean First American Title Insurance Company or such other title insurance or abstract company as shall be designated by the Administrative Agent.

                  "Total Debt" shall mean at any date, the aggregate amount of Indebtedness of Borrower and the Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP. Total Debt will be deemed to not include the Reserved Commitment, unless and until under GAAP the obligations under the Puts and the Key Employee Plan would be treated as a contingent obligation requiring recognition on the balance sheet of the Company (and not just the footnotes thereto).

                  "Transactions" shall mean the Existing Debt Repayment and the borrowings hereunder on the Closing Date.

                  "$20 Put" shall mean the provisions of the Sweda Acquisition Documents entitling the sellers to require Borrower to repurchase up to 500,000 shares of the Common Stock issued in connection with the Sweda Acquisition at $20 per share not earlier than the 5 Year Payment Date if the trading price of such Common Stock does not achieve certain thresholds, as amended and in effect from time to time in accordance with its terms and this Agreement.

                  "$20 Put Termination Date" shall mean the date on which the Arranger and the Administrative Agent has received satisfactory evidence that the $20 Put has been terminated or expired in its entirety or the obligations thereunder have been satisfied in full.

                  "Type" see Section 1.03.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the applicable state of jurisdiction.

                  "Undesignated Reducing Revolving Facility Loan Amount" shall mean, at any date, the excess of the Reducing Revolving Credit Commitments then in effect over the Designated Reducing Revolving Facility Loan Amount for the most recent Designation Period.

                  "Unfunded Liabilities" shall mean, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan.

                  "Unutilized Designated Reducing Revolving Facility Loan Amount" shall mean, for any Reducing Revolving Credit Lender, at any time, the excess of such Lender's Reducing Revolving Credit Commitment Percentage of the Designated Reducing Revolving Facility Loan Amount for the most recent Designation Period over such Lender's Reducing Revolving Credit Commitment Percentage of the amount of Reducing Revolving Credit Loans borrowed during the most recent Designation Period which do not exceed the Designated Reducing Revolving Facility Loan Amount for such Designation Period.

                  "Unutilized Reducing Revolving Credit Commitment" shall mean, for any Reducing Revolving Credit Lender, at any time, the excess of such Lender's Reducing Revolving Credit Commitment at such time over the aggregate outstanding principal amount of Reducing Revolving Credit Loans made by such Lender.

                  "Unutilized Revolving Credit Commitment" shall mean, for any Revolving Credit Lender, at any time, the excess of such Lender's Revolving Credit Commitment at such time over the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans made by such Lender, (ii) such Lender's Revolving Credit Commitment Percentage of the aggregate amount of Letter of Credit Liabilities at such time, and (iii) with respect to the Swing Loan Lender only, the aggregate principal amount of Swing Loans then outstanding.

                  "Unutilized Undesignated Reducing Revolving Facility Loan Amount" shall mean, for any Reducing Revolving Credit Lender, at any time, such Lender's Reducing Revolving Credit Commitment Percentage of the Undesignated Reducing Revolving Facility Loan Amount for the most recent Designation Period.

                  "U.S. Person" shall mean citizens or residents of the United States, partnerships or corporations created in or under the laws of the United States or any political subdivision thereof or therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, and any trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and (ii) one or more U.S. fiduciaries have the authority to control all of the substantial decisions of such trust.

                  "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower.

                  1.02. Accounting Terms and Determinations. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made in accordance with GAAP, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the date hereof. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP. All financial covenants are to be calculated in accordance with GAAP as in effect on the date hereof unless such modifications are agreed to by the parties hereto.

                  1.03. Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, Reducing Revolving Credit Loan or Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an Alternate Base Rate Loan or a LIBOR Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

                  1.04. Rules of Construction. (a) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular the plural and the part the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document;

(iv) statutes and related regulations include any amendments of same and any successor statutes and regulations; and (v) time shall be a reference to New York City time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  (b) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) "amend" shall mean "amend, amend and restate, supplement or modify"; and "amended" and "amendment" shall have meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and including"; "to" and "until" shall mean "to but excluding"; and "through" shall mean "to and including"; (iii) "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document; (iv) "including" (and similar terms) shall mean "including without limitation" (and similarly for similar terms); (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) "satisfactory to" any Creditor shall mean in form, scope and substance and on terms and conditions satisfactory to such Creditor; and (vii) references to "the date hereof" shall mean the date first set forth above.

                  (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

                  (d) No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to any Credit Document.

                  Section 2. Commitments, Loans, Notes and Prepayments.

                  2.01.  Loans.

                  (a) Revolving Credit Loans. (i) Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (the "Revolving Credit Loans") to Borrower in Dollars during the period from and including the date hereof to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time; provided, however, that in no event shall the sum of the aggregate principal amount of (without duplication) all Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing Loans then outstanding, plus the aggregate amount of all Letter of Credit Liabilities at any time exceed the aggregate amount of the Revolving Credit Commitments as in effect at such time. Subject to the terms and conditions of this Agreement, during such period Borrower may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Alternate Base Rate Loans and LIBOR Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09).

                   (ii) Borrower may request, at any time prior to the first anniversary of the Closing Date, that any Revolving Credit Lenders provide all or a portion of the Increased Facility Amount. No Revolving Credit Lender shall have any obligation to make available any such increase in the Revolving Credit Commitments. To the extent existing Revolving Credit Lenders and/or Reducing Revolving Credit Lenders decline to make available all of the Increased Facility Amount, Borrower may approach New Lenders to provide such increase provided, that the conditions to obtaining the Increased Facility Amount have been satisfied; provided, however, that any such New Lenders, upon the making of a Revolving Credit Commitment pursuant to the Increased Facility Amount, shall be treated as Revolving Credit Lenders for all purposes of this Agreement. If and to the extent agreed to be extended by any Revolving Credit Lender or New Lender (which New Lender has specified that its Commitment (or such portion of its Commitment) is to be a Revolving Credit Commitment), the Increased Facility Amount shall become part of the Revolving Credit Commitments.

                  (b) Reducing Revolving Credit Loans. (i) Each Reducing Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (the "Reducing Revolving Credit Loans") to Borrower in Dollars during the period from and including the date hereof to but not including the Reducing Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding not exceeding the amount of the Reducing Revolving Credit Commitment of such Lender as in effect from time to time; provided, however, that in no event shall the aggregate principal amount of all Reducing Revolving Credit Loans then outstanding exceed the aggregate amount of the Reducing Revolving Credit Commitments as in effect at such time. All Reducing Revolving Credit Loans shall be used solely to finance the consummation of Acquisitions and to finance Reserved Commitment Uses. Subject to the terms and conditions of this Agreement, during such period Borrower may borrow, repay and reborrow the amount of the Reducing Revolving Credit Commitments by means of Alternate Base Rate Loans and LIBOR Loans and may Convert Reducing Revolving Credit Loans of one Type into Reducing Revolving Credit Loans of another Type (as provided in
Section 2.09) or Continue Reducing Revolving Credit Loans of one Type as Reducing Revolving Credit Loans of the same Type (as provided in Section 2.09).

                  On the Closing Date and at each date (each, a "Notice Date") no more than 85 nor fewer than 80 days after the Closing Date or the most recent Notice Date, Borrower shall submit an Officers' Certificate to the Administrative Agent and each Reducing Revolving Credit Lender specifying the amount of the Reducing Revolving Credit Commitments that are expected to be utilized during the period ending 90 days after, initially, the Closing Date and, thereafter, the most recent Notice Date (such amount specified on such Officers' Certificate, the "Designated Reducing Revolving Facility Loan Amount"). Each 90 day period for which a Designated Reducing Revolving Facility Loan Amount has been specified as provided above is herein referred to as the "Designation Period". If Borrower fails to give notice as provided above, the Designated Reducing Revolving Facility Loan Amount shall be deemed to be the entire amount of the Unutilized Reducing Revolving Credit Commitments of all of the Lenders until such time as Borrower shall give notice of the Designated Reducing Revolving Facility Loan Amount. On the Reserve Date the Designated Reducing Revolving Facility Loan Amount shall be automatically reduced by an amount equal to the excess of the amount thereof over the remainder of the amount of the Reducing Revolving Credit Commitments then in effect less the Reserved Commitment.

                   (ii) Borrower may request, at any time, prior to the first anniversary of the Closing Date, that any Reducing Revolving Credit Lenders provide all or a portion of the Increased Facility Amount. No Reducing Revolving Credit Lender shall have any obligation to make available any such increase in the Reducing Revolving Credit Commitments. To the extent existing Reducing Revolving Credit Lenders and/or Revolving Credit Lenders decline to make available all of the Increased Facility Amount, Borrower may approach New Lenders to provide such increase provided, that the conditions to obtaining the Increased Facility Amount have been satisfied; provided, however, that any such New Lenders, upon the making of a Reducing Revolving Credit Commitment pursuant to the Increased Facility Amount, shall be treated as Reducing Revolving Credit Lenders for all purposes of this Agreement. If and to the extent agreed to be extended by any Reducing Revolving Credit Lender or New Lender (which New Lender has specified that its Commitment (or such portion of its Commitment) is to be a Reducing Revolving Credit Commitment), the Increased Facility Amount shall become part of the Reducing Revolving Credit Commitments.

                  (iii) On the Reserve Date, an amount of the Reducing Revolving Credit Commitments equal to the Reserved Commitment shall be reserved and available solely to finance Reserved Commitment Uses. The Reserved Commitment shall not be reduced or released unless and until the $20 Put Termination Date, the $30 Put Termination Date and the Key Employee Plan Termination Date shall have occurred and the requirement of such reserve shall not be diminished or affected prior to such time by any event or circumstance; provided, however, that upon the occurrence of the $20 Put Termination Date, the Reserve Commitment shall be reduced by an amount equal to $10.0 million and that upon the occurrence of the $30 Put Termination Date, the Reserve Commitment shall be reduced by an amount equal to $1.8 million. No Reducing Revolving Credit Loan shall be made under the Reducing Revolving Facility to finance any Acquisition if after giving effect thereto the aggregate amount of Reducing Revolving Credit Loans made would exceed the difference between the Reducing Revolving Credit Commitments then in effect and the Reserved Commitment. On the first Business Day after the Reserve Date, Borrower shall repay Reducing Revolving Credit Loans to the extent that the aggregate amount thereof then outstanding exceeds the difference between the Reducing Revolving Credit Commitments then in effect and the Reserved Commitment. The Reserved Commitment shall not apply prior to the closing of the Sweda Acquisition or on or after the date on which no Reserved Commitment Uses would any longer need to be made and the $20 Put Termination Date, the $30 Put Termination Date and the Key Employee Plan Termination Date shall have occurred.

                  (c) Term Loans. Each Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a single term loan to Borrower in Dollars on the Closing Date in a principal amount equal to the Term Loan Commitment of such Lender, such loan to be used to finance the Existing Debt Repayment (including fees and expenses). Thereafter Borrower may Convert Term Loans of one Type into Term Loans of another Type (as provided in Section 2.09) or Continue Term Loans of one Type as Term Loans of the same Type (as provided in Section 2.09).

                  Term Loans that are repaid or prepaid may not be reborrowed.

                  (d) Limit on LIBOR Loans. No more than ten separate Interest Periods in respect of LIBOR Loans of any Class may be outstanding at any one time.

                  (e) Swing Loans. Subject to the terms and conditions of this Agreement, upon request of Borrower, the Swing Loan Lender agrees to make one or more swing loans to Borrower from time to time from and including the Closing Date, to but excluding the Swing Loan Maturity Date, up to but not exceeding the amount of the Swing Loan Lender's Swing Loan Commitment as then in effect (such swing loans referred to in this Section 2.01(e) now or hereafter made by the Swing Loan Lender to Borrower from and including and after the Closing Date are hereinafter collectively called the "Swing Loans"). Prior to the Swing Loan Maturity Date, Borrower may borrow, repay and reborrow Swing Loans up to the Swing Loan Commitment in accordance with the terms of this Agreement. The Swing Loan Lender shall not make any Swing Loans on or after the Swing Loan Maturity Date. Notwithstanding anything to the contrary contained in this Section 2.01(e) or elsewhere in this Agreement, the Swing Loan Lender shall not be obligated, pursuant to this Section 2.01(e) or otherwise, to make any Swing Loan to or for the account of Borrower, and Borrower shall not be entitled to borrow, pursuant to this Section 2.01(e), if, after giving full effect to the requested Swing Loan, the aggregate outstanding amount of Revolving Credit Loans, plus the aggregate outstanding amount of Swing Loans, plus the aggregate outstanding Letter of Credit Liabilities would exceed the aggregate amount of the Revolving Credit Commitments as in effect at such time. Notwithstanding anything herein or elsewhere to the contrary, the Swing Loans will be made and maintained only as Alternate Base Rate Loans. The Swing Loan Lender shall not make any Swing Loan after receiving a written notice from Borrower, the Administrative Agent or the Majority Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swing Loan Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice, (ii) the waiver of such Default or Event of Default by the Majority Lenders, or (iii) the Administrative Agent's good faith determination that such Default or Event of Default has ceased to exist. Swing Loans shall be made in minimum amounts of $100,000 and integral multiples of $100,000 above such amount.

                  Upon the occurrence of a Default, each Revolving Credit Lender shall be deemed to have purchased (and each Revolving Credit Lender hereby irrevocably agrees to purchase on a pro rata basis (based upon each Revolving Credit Lender's Revolving Credit Commitment)) an irrevocable risk participation in all outstanding Swing Loans, together with all accrued interest thereon, without any further action by or on behalf of the Swing Loan Lender, any other Lender, Borrower or any other Person. Upon one Business Day's notice from the Swing Loan Lender, each other Revolving Credit Lender shall deliver to the Swing Loan Lender an amount equal to its respective participation in such Swing Loan (as determined pursuant to the immediately preceding sentence) in cash. In order to evidence such participation, each Revolving Credit Lender agrees to enter into a participation agreement at the request of the Swing Loan Lender in form and substance satisfactory to the Swing Loan Lender. If any Revolving Credit Lender fails to make available to the Swing Loan Lender the amount of such Revolving Credit Lender's participation as provided in this paragraph, the Swing Loan Lender shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon at the Federal Funds Rate until such amount is paid in full in cash. In the event the Swing Loan Lender receives a payment from Borrower or any other Obligor of any amount in which the Revolving Credit Lenders have purchased participations as provided in this paragraph, the Swing Loan Lender shall distribute (after first applying any such payment to any fees, costs and expenses of the Revolving Credit Lenders) to each Revolving Credit Lender its pro rata share of such payment. Anything contained in this Agreement or otherwise to the contrary notwithstanding, (A) each Revolving Credit Lender's obligation to purchase a participation in each unpaid Swing Loan shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may now or hereafter have against the Swing Loan Lender, Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuation of a Default or an Event of Default,

(3) any material adverse change in the condition of Borrower or any Subsidiary,
(4) any breach or default of this Agreement or any of the Security Documents by any Person, or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, and (B) the Swing Loan Lender shall not have any obligation to make any Swing Loans if (1) Borrower fails for whatever reason to satisfy any of the conditions precedent set forth in Section
7.03 or (2) any Revolving Credit Lender fails for whatever reason to comply with its obligations under this Section 2.01(e).

                  2.02. Borrowings. (a) Borrower shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05. The form of such notice of borrowing shall be substantially in the form of Exhibit I. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account specified by the Administrative Agent maintained at the Principal Office, in immediately available funds, for account of Borrower.

                  (b) Each borrowing of Revolving Credit Loans shall be made by each Revolving Credit Lender pro rata based on such Lender's Revolving Credit Commitment Percentage. Each borrowing of Reducing Revolving Credit Loans shall be made by each Reducing Revolving Credit Lender based on such Lender's Reducing Revolving Credit Commitment Percentage. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower maintained with the Administrative Agent at the Principal Office.

                  2.03. Letters of Credit. Subject to the terms and conditions hereof, the Revolving Credit Commitments may be utilized, upon the request of Borrower, in addition to the Revolving Credit Loans provided for by Section 2.01(a), for standby and commercial documentation letters of credit (herein collectively called "Letters of Credit") issued by the Issuing Lender for the account of Borrower; provided, however, that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, plus the aggregate principal amount of the Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing Loans then outstanding exceed at any time the Revolving Credit Commitments as in effect at such time, (ii) the sum of the aggregate principal amount of Revolving Credit Loans then outstanding made by any Revolving Credit Lender, plus such Lender's pro rata share (based on the Revolving Credit Commitments) of the aggregate principal amount of Swing Loans then outstanding, plus such Lender's pro rata share (based on the Revolving Credit Commitments) of the aggregate amount of all Letter of Credit Liabilities exceed such Lender's Revolving Credit Commitment as in effect at such time,
(iii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $5 million,

(iv) the expiration date of any Letter of Credit extend beyond the earlier of
(x) the fifth Business Day preceding the Revolving Credit Commitment Termination Date and (y) the date twelve months following the date of such issuance for standby Letters of Credit or 180 days after the date of such issuance for commercial Letters of Credit, unless the Majority Revolving Credit Lenders have approved such expiry date in writing; provided, however, that any standby Letter of Credit may be automatically extendible for periods of up to one year (but never beyond the fifth Business Day preceding the Revolving Credit Commitment Termination Date) so long as such Letter of Credit provides that the Issuing Lender retains an option satisfactory to the Issuing Lender, to terminate such Letter of Credit prior to each extension date, unless all of the Revolving Credit Lenders have approved such expiry date in writing, or (v) the Issuing Lender issue any Letter of Credit after it has received notice from Borrower or the Majority Revolving Credit Lenders stating that a Default or Event of Default exists until such time as the Issuing Lender shall have received written notice of (x) rescission of such notice from the Majority Revolving Credit Lenders, (y) waiver of such Default or Event of Default in accordance with this Agreement or (z) the Administrative Agent's good faith determination that such Default or Event of Default has ceased to exist. The following additional provisions shall apply to Letters of Credit:

                  (a) Borrower shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the date (which shall be no later than thirty days preceding the Revolving Credit Termination Date) each Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) (including whether such Letter of Credit is to be a commercial Letter of Credit or a standby Letter of Credit). Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof.

                  (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit. The Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to such acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests.

                  (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify Borrower (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Borrower hereby unconditionally agrees to pay and reimburse the Issuing Lender for the amount of each demand for payment under such Letter of Credit not later than the date on which the Issuing Lender notifies Borrower that payment is to be made by the Issuing Lender to the beneficiary thereunder (or the next Business Day if such notice is received after 1:00 p.m. New York time).

                  (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, Borrower shall advise the Issuing Lender whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05. In the event that Borrower fails to so advise the Administrative Agent, or if Borrower fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the date of notice of such payment (or the next Business Day if received after 1:00 p.m. New York time on such date), the Administrative Agent shall give each Revolving Credit Lender prompt notice of the amount of the demand for payment, specifying such Lender's Revolving Credit Commitment Percentage of the amount of the related demand for payment.

                  (e) Each Revolving Credit Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payments to the Administrative Agent for account of the Issuing Lender under this clause (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Revolving Credit Lender to make its payment under this clause (e), (ii) the financial condition of Borrower or the existence of any Default or (iii) the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever. Nothing in this clause
         (e) shall be deemed to prejudice the right of any Revolving Credit Lender to recover from the Issuing Lender in the event of a wrongful payment of the kind described in the proviso of the last paragraph of this Section 2.03.

                  (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation. Upon receipt by the Issuing Lender from or for the account of Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause (i) of this Section 2.03.

                  (g) Borrower shall pay to the Administrative Agent for the account of the Issuing Lender in respect of each Letter of Credit a letter of credit commission in an amount equal to (x) the rate per annum equal to the Applicable Margin for Revolving Credit Loans that would be LIBOR Loans in effect at the time of issuance thereof, multiplied by (y) the daily average undrawn face amount of such Letter of Credit (but in no event less than $300 per Letter of Credit on a per annum basis) for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated, such fee to be non-refundable and to be paid in arrears quarterly, on each Quarterly Date (or such minimum $300 per annum fee to be paid on the date of issuance of the applicable Letter of Credit), and on the earlier of the Revolving Credit Commitment Termination Date or the date of the termination of the Revolving Credit Commitments or the date of such termination, expiration or the Business Day subsequent to notice of a drawing. The Issuing Lender shall pay to the Administrative Agent for account of each Revolving Credit Lender (other than the Issuing Lender), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from Borrower, an amount equal to such Lender's Revolving Credit Commitment Percentage of all letter of credit commissions referred to in the first sentence of this clause
         (g). In addition, Borrower shall pay to the Administrative Agent for account of the Issuing Lender only in respect of each Letter of Credit a letter of credit issuance fee in an amount equal to 1/4% per annum multiplied by the original face amount from the issue date through the expiry date of such Letter of Credit (but in no event less than $300 per Letter of Credit), such amount to be payable on the date of issuance of such Letter of Credit, plus all reasonable charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

                  (h) Promptly following the end of each calendar month, the Issuing Lender shall deliver (through the Administrative Agent) to each Revolving Credit Lender and Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

                  (i) To the extent that any Revolving Credit Lender fails to pay an amount required to be paid pursuant to clause (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the Post-Default Rate (as in effect from time to time).

                  (j) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder that would extend the expiry date or increase the face amount thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) each Revolving Credit Lender shall have consented thereto.

                  (k) Notwithstanding the foregoing, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if at the time of such issuance, any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the date hereof.

The obligations of Borrower under this Agreement and any Letter of Credit Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit converted into Revolving Credit Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Document; (ii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Subsidiary Guarantor; provided, however, that Borrower shall not be obligated to reimburse the Issuing Lender for any wrongful payment determined by a court of competent jurisdiction to have been made by the Issuing Lender as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender or which is not in accordance with the standard of care specified in the Uniform Commercial Code of the State of New York. To the extent that any provision of any Letter of Credit Document is inconsistent with the provisions of this Section 2.03, the provisions of this Section 2.03 shall control.

                  2.04. Termination and Reductions of Commitments. (a) The aggregate amount of the Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Revolving Credit Commitment Termination Date.

                  The aggregate amount of the Reducing Revolving Credit Commitments shall be automatically and permanently reduced on the Business Day immediately preceding each date in the table as set forth below in an amount equal to the lesser of (x) that dollar amount of the aggregate Reducing Revolving Credit Commitments set forth in the column entitled "Reduction Amount", or (y) that dollar amount of the Reducing Revolving Credit Commitments such that immediately after giving effect thereto the Reducing Revolving Credit Commitments would be not more than the amount of the Reducing Revolving Credit Commitments set forth below in the column entitled "Remaining Amount" (it being understood that any increase in Reducing Revolving Credit Commitments pursuant to Section 2.01(b)(ii) shall result in a proportionate increase in each of the amounts set forth in such column below):


============================================================================================================
            Twelve Month
          Period Commencing                      Reduction Amount                     Remaining Amount

- ------------------------------------------------------------------------------------------------------------
Second Anniversary of Closing Date                    $ 5,000,000                           $55,000,000

- ------------------------------------------------------------------------------------------------------------
Third Anniversary of Closing Date                     $10,000,000                           $45,000,000

- ------------------------------------------------------------------------------------------------------------
Fourth Anniversary of Closing Date                    $10,000,000                           $35,000,000

- ------------------------------------------------------------------------------------------------------------
Fifth Anniversary of Closing Date                     $10,000,000                           $25,000,000

============================================================================================================

Each such reduction shall apply pro rata to each Reducing Revolving Credit Lender's Reducing Revolving Credit Commitment. Concurrently with any such reduction, Borrower shall comply with Section 2.10(e).

                  The aggregate amount of the Reducing Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Reducing Revolving Credit Commitment Termination Date.

                  The aggregate amount of the Term Loan Commitments shall be automatically and permanently reduced to zero on the Closing Date immediately after the making of the Term Loans on the Closing Date.

                  (b) Borrower shall have the right, at any time or from time to time (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities will be outstanding as of the date specified for termination, to terminate the Revolving Credit Commitments, and (ii) to reduce the aggregate amount of the Unutilized Revolving Credit Commitments of all the Revolving Credit Lenders; provided, however, that (x) Borrower shall give notice of each such termination or reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $1.0 million (or a larger multiple of $100,000).

                  (c) Subject to the next sentence of this Section 2.04(c), Borrower shall have the right, at any time or from time to time (i) so long as no Reducing Revolving Credit Loans will be outstanding as of the date specified for termination, to terminate the Reducing Revolving Credit Commitments, and
(ii) to reduce the aggregate amount of the Unutilized Reducing Revolving Credit Commitments of all of the Reducing Revolving Credit Lenders; provided, however, that (x) Borrower shall give notice of each such termination or reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $1.0 million (or a larger multiple of $100,000). Borrower shall not, at any time after the closing of the Sweda Acquisition and prior to the 5 Year Payment Date, voluntarily reduce the Reducing Revolving Credit Commitments if and to the extent that after giving effect thereto sufficient availability would not remain to pay in full the Reserved Commitment.

                  (d) The Commitments once terminated or reduced may not be reinstated.

                  2.05. Fees. (a) (i) Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee on the daily average amount of such Lender's Unutilized Revolving Credit Commitment, for the period from and including the Closing Date to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to the Applicable Revolving Facility Fee Percentage. Any accrued commitment fee under this Section 2.05(a)(i) shall be payable in arrears on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments are terminated and the Revolving Credit Commitment Termination Date.

                   (ii) Borrower shall pay to the Administrative Agent for the account of each Reducing Revolving Credit Lender a commitment fee on the daily average amount of such Lender's (x) Unutilized Designated Reducing Revolving Facility Loan Amount, (y) Unutilized Undesignated Reducing Revolving Facility Loan Amount, and (z) Reducing Revolving Credit Commitment Percentage of the Reserved Commitment, in each case for the period from and including the Closing Date to but not including the earlier of the date such Reducing Revolving Credit Commitment is terminated and the Reducing Revolving Credit Commitment Termination Date, at a rate per annum equal to the Applicable Reducing Revolving Facility Fee Percentage. In addition, Borrower shall pay to the Administrative Agent for the account of each Reducing Revolving Credit Lender a commitment fee on such Lender's Reducing Revolving Credit Commitment Percentage of each Additional Amount (if any) related to the most recent Designation Period for, with respect to each Additional Amount, the period from the start of the most recent Designation Period to the date of the borrowing of such Additional Amount (it being understood that there may be more than one date of a borrowing giving rise to an Additional Amount during each Designation Period) at a rate per annum equal to the Applicable Reducing Revolving Facility Fee Percentage. Any accrued commitment fee under this Section 2.05(a)(ii) shall be payable in arrears on each Quarterly Date and on the earlier of the date the Reducing Revolving Credit Commitments are terminated and the Reducing Revolving Credit Commitment Termination Date.

                  (b) Borrower shall pay to the Administrative Agent for its own account a nonrefundable administrative fee pursuant to the terms of the Administrative Agent's Fee Letter.

                  2.06. Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                  2.07. Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender.

                  2.08. Notes; Register. (a) The Revolving Credit Loans made by each Revolving Credit Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A-1, dated the date hereof, payable to such Lender and otherwise duly completed.

                  (b) (i) The Reducing Revolving Credit Loans made by each Reducing Revolver Loan Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A-2, dated the date hereof, payable to such Lender and otherwise duly completed.

                  (ii) The Term Loans made by each Term Loan Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A-3, dated the date hereof, payable to such Lender and otherwise duly completed.

                  (iii) The Swing Loans made by the Swing Loan Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A-4, dated the date hereof, payable to Merrill Lynch Capital Corporation and otherwise duly completed.

                  (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided, however, that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note.

                  (d) Borrower hereby designates the Administrative Agent to serve as Borrower's agent, solely for purposes of this Section 2.08, to maintain a register (the "Register") on which it will record the Commitment from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  2.09. Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04, Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue

Loans of one Type as Loans of the same Type, at any time or from time to time to be applied as specified by Borrower; provided, however, that: (a) Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) if any LIBOR Loans are prepaid or Converted other than on the last day of an Interest Period for such Loans, Borrower shall pay all amounts due under Section 5; and (c) prepayments of the Term Loans pursuant to this Section 2.09 shall be applied pro rata among the remaining Amortization Payments based upon the remaining unpaid amounts thereof. Each notice of Conversion or Continuation shall be substantially in the form of Exhibit J.

                  Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of Borrower to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Alternate Base Rate Loans.

                  2.10. Mandatory Prepayments. (a) Prepayment Events. Borrower shall prepay the Loans as follows (each such prepayment to be effected in each case in the manner, order and to the extent specified in subsection (b) below of this Section 2.10):

                  (i) Casualty Events. On the date on which Borrower or any Subsidiary receives any Net Available Proceeds from any Casualty Event, in an aggregate principal amount equal to 100% of such Net Available Proceeds; provided, however, that so long as no Default or Event of Default then exists and such Net Available Proceeds do not exceed $15 million, such Net Available Proceeds shall not be required to be so applied on such date to the extent that Borrower has delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to (1) repair, replace or restore any Property in respect of which such Net Available Proceeds were paid or (2) fund the substitution of other Property used or usable in the business of Borrower and the Subsidiaries, in each case within 180 days following the date of the receipt of such Net Available Proceeds; provided, further, however, that (i) all such Net Available Proceeds in excess of the remainder of $1 million less any amount not held in the Collateral Account by virtue of the analogous provision of Section 2.10(a)(iii) or (v) shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, (ii) if the amount of such Net Available Proceeds exceeds $15 million, then the entire amount and not just the portion in excess of $15 million shall be applied and

         (iii) if all or any portion of such Net Available Proceeds not required to be applied to the prepayment of Term Loans pursuant to the preceding proviso is not so used within 180 days after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in
         Section 2.10(b).

                  (ii) Equity Issuance; Debt Issuance. Upon any Equity Issuance or any Debt Issuance after the Closing Date, in an aggregate principal amount equal to 50% of the Net Available Proceeds of such Equity Issuance (it being understood that Acquisitions effected with the issuance of common stock shall not require any prepayment) or 100% of the Net Available Proceeds of such Debt Issuance, as the case may be.

                  (iii) Disposition Events. Upon the date of receipt of any Net Available Proceeds from any Disposition Event, in an aggregate principal amount equal to 100% of the Net Available Proceeds from such Disposition Event to the extent such Net Available Proceeds, when added to the Net Available Proceeds of each other Disposition during the same calendar year exceeds $250,000; provided, however, that (i) the Net Available Proceeds from any Disposition Event permitted by
         Section 9.06(j) or (k) shall not be required to be applied as provided herein on such date if and to the extent that (1) no Default or Event of Default then exists and (2) Borrower delivers an Officers' Certificate to the Administrative Agent on or prior to such date stating that such Net Available Proceeds shall be reinvested in capital assets of Borrower or any Subsidiary in each case within 180 days following the date of such Disposition Event (which certificate shall set forth the estimates of the proceeds to be so expended) and
         (ii) all such Net Available Proceeds in excess of the remainder of $1 million less any amount not held in the Collateral Account by virtue of the analogous provision of Section 2.10(a)(i) or (v) shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement; provided, further, however, that if all or any portion of such Net Available Proceeds not so applied as provided herein is not so used within such 180 day period, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b) (it being understood that the foregoing shall in no way affect the obligation of Borrower to obtain the consent of the Majority Lenders if required pursuant to this Agreement).

                  (iv) Other Required Prepayments. If the terms of any agreement, instrument or indenture pursuant to which any Indebtedness pari passu with or junior in right of payment to the Loans is outstanding (or pursuant to which such Indebtedness is guaranteed) require prepayment of such Indebtedness out of the proceeds of any Disposition or otherwise, unless such proceeds are used to prepay other Indebtedness, then, to the extent not otherwise required by this Section

         2.10(a), the Loans shall be repaid in an amount equal to the amount that would be required to be prepaid at such time as and upon such terms so that such other Indebtedness will not be required to be prepaid pursuant to the terms of the agreement, indenture or instrument or guarantee governing such other Indebtedness.

                    (v) Recovery Events. On the date on which Borrower or any Subsidiary receives any Net Available Proceeds from any Taking or Destruction or loss of title to any Mortgaged Real Property or Real Property, in an aggregate principal amount equal to 100% of such Net Available Proceeds; provided, however, that (i) so long as no Default or Event of Default then exists and such Net Available Proceeds do not exceed $20 million, such Net Available Proceeds shall not be required to be so applied on such date to the extent that Borrower has delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to (1) repair, replace or restore any Mortgaged Real Property (or, if received in respect of Real Property which is not Mortgaged Real Property, Real Property) in respect of which such Net Available Proceeds were paid or (2) fund the purchase of substitute or additional Mortgaged Real Property (or Real Property if such Net Available Proceeds were received in respect of Real Property which was not Mortgaged Real Property), in each case within 180 days following the date of the receipt of such Net Available Proceeds and (ii) all such Net Available Proceeds in excess of the remainder of $1 million less any amount not held in the Collateral Account by virtue of the analogous provision of Section 2.10(a)(i) or (iii) shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement; provided, further, however, that
         (i) if the amount of such Net Available Proceeds exceeds $20 million, then the entire amount and not just the portion in excess of $20 million shall be applied and (ii) if all or any portion of such Net Available Proceeds not required to be applied to the prepayment of Term Loans pursuant to the preceding proviso is not so used within 180 days after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

                   (vi) Pension Plan Refund. On the date on which Borrower or any Subsidiary receives any cash payments (net of any reasonable costs associated therewith, including income, excise and other taxes payable thereon) from any return of surplus assets from any single Plan or Foreign Pension Plan in an amount equal to 100% of such net amount.

                  (vii) Purchase Price Adjustments. On the date (or next Business Day if such date is not a Business Day) on which Borrower or any of its Subsidiaries receives any payment under the indemnification provisions of any Acquisition Documents or otherwise by reason of breach of any representation or warranty therein by the sellers in any Acquisition thereunder in excess of $100,000 (the "Applicable Amount"), other than any Applicable Amount made to reimburse Borrower or any of its Subsidiaries for any actual out-of-pocket expenses or damages (whether currently incurred or reasonably expected to be incurred, including legal fees and expenses), in an amount equal to 100% of such Applicable Amount.

                  (b) Application. The amount of any required prepayments described in Section 2.10(a) shall be applied as follows:

                  (i) first, the amount of the required prepayment shall be applied to the reduction of Amortization Payments on the Term Loans as required by Section 3.01(b) pro rata among the remaining Amortization Payments of the Term Loans;

                  (ii) second, after such time as no Term Loans remain outstanding the amount of the required prepayment shall be applied to outstanding Reducing Revolving Credit Loans; and

                  (iii) third, after such time as no Term Loans and no Reducing Revolving Credit Loans remain outstanding, Revolving Credit Commitments shall be permanently reduced pro rata in an amount equal to the amount of any such required prepayment not applied to the Term Loans and the Reducing Revolving Credit Loans.

                  Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the Alternate Base Rate Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding Alternate Base Rate Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either
(i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

                  (c) Revolving Credit Extension Reductions. Until the Revolving Credit Commitment Termination Date, Borrower shall from time to time immediately prepay the Swing Loans and the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.10(d)) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans, plus the aggregate outstanding amount of Swing Loans, plus the aggregate outstanding Letter of Credit Liabilities shall not exceed the Revolving Credit Commitments, such amount to be applied, first, to Swing Loans, second, to Revolving Credit Loans outstanding and, third, as cover for Letter of Credit Liabilities outstanding as specified in Section 2.10(d).

                  (d) Cover for Letter of Credit Liabilities. In the event that Borrower shall be required pursuant to this Section 2.10 to provide cover for Letter of Credit Liabilities, Borrower shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided in the Security Agreement as collateral security in the first instance for the Letter of Credit Liabilities) until such time as all Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

                  (e) Reducing Revolving Credit Extension Reductions. Until the Reducing Revolving Credit Commitment Termination Date, Borrower shall from time to time immediately prepay the Reducing Revolving Credit Loans in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Reducing Revolving Credit Loans shall not exceed the Reducing Revolving Credit Commitments.

                  2.11. Replacement of Lenders. Upon the occurrence of any event giving rise to the operation of Section 5.01, 5.03 or Section 5.06 with respect to any Lender which results in such Lender charging to Borrower increased costs in excess of those being generally charged by the other Lenders or becoming incapable of making LIBOR Loans, and/or as provided in Section 12.04(b), in the case of a refusal by a Lender to consent to certain proposed amendments, waivers or modifications with respect to this Agreement, Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Persons reasonably acceptable to the Arranger (collectively, the "Replacement Lender"); provided, however, that (i) at the time of any replacement pursuant to this
Section 2.11, the Replacement Lender shall enter into one or more assignment agreements (with all fees payable pursuant to Section 12.06 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case Letter of Credit Interests of, the Replaced Lender and, in connection therewith, shall pay to
(x) the Replaced Lender, an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) all Reimbursement Obligations owing to such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05, and (y) the Issuing Lender an amount equal to such Replaced Lender's Revolving Credit Commitment Percentage of any Reimbursement Obligations (which at such time remains a Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses
(i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

                  Section 3.  Payments of Principal and Interest.

                  3.01.  Repayment of Loans.

                  (a) Revolving Credit Loans and Swing Loans. Borrower hereby promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. Borrower hereby promises to pay to the Swing Loan Lender for its account the entire outstanding principal amount of the Swing Loans, and the Swing Loans shall mature, on the Swing Loan Maturity Date.

                  (b) Reducing Revolving Credit Loans. Borrower hereby promises to pay to the Administrative Agent for the account of each Reducing Revolving Credit Lender the entire outstanding principal amount of such Lender's Reducing Revolving Credit Loans, and each Reducing Revolving Credit Loan shall mature, on the Reducing Revolving Credit Commitment Termination Date.

                  (c) Term Loans. Borrower hereby promises to pay to the Administrative Agent, for the account of the Term Loan Lenders, in repayment of the principal of the Term Loans, the following amounts on the following dates (subject to adjustment for any prepayments required by Section 2.10 to the extent actually made):


====================================================================================
EACH PRINCIPAL PAYMENT DATE IN
TWELVE MONTH PERIOD COMMENCING                                             AMOUNT

- ------------------------------------------------------------------------------------
Closing Date                                                             $  100,000
- ------------------------------------------------------------------------------------
First Anniversary of Closing Date                                        $  100,000
- ------------------------------------------------------------------------------------
Second Anniversary of Closing Date                                       $  100,000
- ------------------------------------------------------------------------------------
Third Anniversary of Closing Date                                        $  100,000
- ------------------------------------------------------------------------------------
Fourth Anniversary of Closing Date                                       $  100,000
- ------------------------------------------------------------------------------------
Fifth Anniversary of Closing Date                                        $  100,000
- ------------------------------------------------------------------------------------
Sixth Anniversary of Closing Date                                        $4,700,000
- ------------------------------------------------------------------------------------
Seventh Anniversary of Closing Date                                      $4,700,000
====================================================================================


                  3.02. Interest. Borrower hereby promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (a) during such periods as such Loan is an Alternate Base Rate Loan, the Alternate Base Rate (as in effect from time to time), plus the Applicable Margin and

                  (b) during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period, plus the Applicable Margin.

Notwithstanding the foregoing, Borrower hereby promises to pay to the Administrative Agent for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by Borrower hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

                  Accrued interest on each Loan shall be payable (i) in the case of an Alternate Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any LIBOR Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower.

                  Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

                  4.01. Payments. (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at its account at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                  (b) Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to
Section 4.02, may determine to be appropriate).

                  (c) Except to the extent otherwise provided in the second sentence of Section 2.03(g), each payment received by the Administrative Agent under this Agreement or any Note for the account of any Lender shall be paid by the Administrative Agent to such Lender, in immediately available funds, (x) if the payment was actually received by the Administrative Agent prior to 1:00 p.m. (New York time) on any day, on such day and (y) if the payment was actually received by the Administrative Agent after 1:00 p.m. (New York time) on any day, on the following Business Day (it being understood that to the extent that any such payment is not made in full by the Administrative Agent, the Administrative Agent shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date the Administrative Agent pays such Lender the amount).

                  (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  4.02. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; provided, however, that Swing Loans shall be made only by, and interest thereon shall be paid by Borrower only to, the Swing Loan Lender (subject to such Lender's obligations in respect of any participation therein purchased by the other Revolving Credit Lenders as provided in Section 2.01(e)); (b) except as otherwise provided in Section 5.04, LIBOR Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Reducing Revolving Credit Commitments,

Revolving Credit Commitments, and Term Loan Commitments (in the case of the making of Loans) or their respective Reducing Revolving Credit Loans, Revolving Credit Loans, and Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Reducing Revolving Credit Loans, Revolving Credit Loans, or Term Loans by Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid outstanding principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Reducing Revolving Credit Loans, Revolving Credit Loans, and Term Loans by Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  4.03. Computations. Interest on LIBOR Loans and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Alternate Base Rate Loans and Reimbursement Obligations and commitment fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Federal Funds Rate, interest on Alternate Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 days and actual days elapsed (including the first day but excluding the last day).

                  4.04. Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10 and Conversions or prepayments made pursuant to
Section 5.04, each borrowing, Conversion and prepayment of principal of Loans shall be in an amount at least equal to $1.0 million with respect to Alternate Base Rate Loans and $1.0 million with respect to LIBOR Loans and in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $1.0 million and in multiples of $500,000 in excess thereof and, if any LIBOR Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Alternate Base Rate Loans during such period.

                  4.05. Certain Notices. Notices by Borrower to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business

Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:


=====================================================================================================
                                                                                 NUMBER OF BUSINESS
                               NOTICE                                                DAYS PRIOR
- -----------------------------------------------------------------------------------------------------

Termination or reduction of Commitments                                                  2

- -----------------------------------------------------------------------------------------------------

Borrowing or optional prepayment of, or Conversions into, Alternate                   same day
Base Rate Loans (including Swing Loans)

- -----------------------------------------------------------------------------------------------------

Borrowing or optional prepayment of, Conversions into,                                   3
Continuations as, or duration of Interest Period for, LIBOR Loans

=====================================================================================================

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Borrower fails to select the Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into an Alternate Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an Alternate Base Rate Loan) will remain as, or (if not then outstanding) will be made as, an Alternate Base Rate Loan.

                  4.06. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have received written notice from a Lender or Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of Borrower) a payment to the Administrative Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided, however, that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows (without double recovery):

                  (i) if the Required Payment shall represent a payment to be made by Borrower to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of Borrower under Section 3.02 to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of Borrower under Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

                  (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower, the Payor and Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02, it being understood that the return by Borrower of the Required Payment to the Administrative Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

                  4.07. Right of Setoff; Sharing of Payments, Etc.. (a) Each Obligor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof; provided, however, that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) Each of the Lenders agrees that, if it should receive (other than pursuant to Section 5) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Reimbursement Obligations or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower consents to the foregoing arrangements.

                  (c) Borrower agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                  Section 5.  Yield Protection, Etc.

                  5.01. Additional Costs. (a) If the adoption of, or any change in, any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit or any Lender's participation therein, any Letter of Credit Document or any LIBOR Loan made by it or change the basis of taxation of payments to such Lender in respect thereof (except, in each case, for taxes excluded from the definition of Covered Taxes covered by
         Section 5.06 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder, including, without limitation, the imposition of any reserves with respect to the Eurocurrency Liabilities under Regulation D; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, to the extent permitted by law, Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts setting forth the calculation of such additional amounts pursuant to this Section 5.01 submitted by such Lender, through the Administrative Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Notes all other amounts payable hereunder.

                  (b) In the event that any Lender shall have determined that the adoption of any law, rule, regulation or guideline regarding capital adequacy (or any change therein or in the interpretation or application thereof) or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Borrower (with a copy to the Administrative Agent) of a written request therefor, to the extent permitted by law, Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  5.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Base Rate for any Interest Period:

                  (i) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

                  (ii) if the related Loans are Reducing Revolving Credit Loans, the Majority Reducing Revolving Credit Lenders, if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Term Loans, the Majority Term Lenders determine, which determination shall be conclusive, that the relevant rates of interest referred to in the definition of "LIBOR Base Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequately to cover the cost to the applicable Lenders of making or maintaining LIBOR Loans for such Interest Period, then the Administrative Agent shall give Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the affected Lenders shall be under no obligation to make additional LIBOR Loans, to Continue LIBOR Loans or to Convert Alternate Base Rate Loans into LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans or Convert such Loans into Alternate Base Rate Loans in accordance with Section 2.09.

                  5.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert

Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

                  5.04. Treatment of Affected Loans. If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Alternate Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.03, such Lender's LIBOR Loans shall be automatically Converted into Alternate Base Rate Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Lender may specify to Borrower with a copy to the Administrative Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.03 which gave rise to such Conversion no longer exist:

                  (i) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Alternate Base Rate Loans; and

                  (ii) all Loans which would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Alternate Base Rate Loans and all Alternate Base Rate Loans of such Lender which would otherwise be Converted into LIBOR Loans shall remain as Alternate Base Rate Loans.

If such Lender gives notice to Borrower with a copy to the Administrative Agent that the circumstances specified in Section 5.03 which gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender's Alternate Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

                  5.05. Compensation. (a) Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (1) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (3) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of the Agreement or (4) the making of a payment or a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including in each case, any such loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.

                  (b) For the purpose of calculation of all amounts payable to a Lender under this Section 5.05 each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it seems fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. Any Lender requesting compensation pursuant to this Section 5.05 will furnish to the Administrative Agent and Borrower a certificate setting forth the basis and amount of such request and such certificate, absent manifest error, shall be conclusive. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  5.06. Net Payments. (a) All payments made by Borrower or the Subsidiary Guarantors hereunder or under any Note and the Guarantees will be made without setoff, counterclaim or other defense. Except as provided in
Section 5.06(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Covered Taxes"). If any Covered Taxes are so levied or imposed, Borrower, or the Subsidiary Guarantors, as the case may be, agrees, to the extent permitted by law, to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or under any Note, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Covered Taxes pursuant to the preceding sentence, Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. Borrower or the Subsidiary Guarantors, as the case may be, will furnish to the Administrative Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower. Borrower and the Subsidiary Guarantors agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Covered Taxes so levied or imposed and paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.06 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, an exemption at least as extensive as that of the assigning Lender), or
(ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit H (any such certificate, a "Section 5.06 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, an exemption at least as extensive as that of the assigning Lender). In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 5.06 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such

Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.06(b). Notwithstanding anything to the contrary contained in
Section 5.06(a), but subject to Section 12.06(b) and the immediately succeeding sentence, (x) Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) Borrower shall not be obligated pursuant to Section 5.06(a) hereof to gross up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to Borrower the Internal Revenue Service Forms required to be provided to Borrower pursuant to this Section 5.06(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes; provided, however, that, with respect to any Forms required to be delivered by an assignee Lender, this clause (II) shall not apply to the extent that the payments due under this Section 5.06 (without regard to clause (y) of this sentence, except for this proviso) to an assignee Lender do not exceed that amount the assigning Lender is entitled to. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.06 and except as set forth in Section 12.06(b), Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 5.06(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Covered Taxes.

                  (c) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  Section 6.  Guarantee.

                  6.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee as a primary obligor and not as a surety to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by Borrower under this Agreement and under the Notes and by any Obligor under any of the other Credit Documents, and all obligations of Borrower or any Subsidiary to any Lender or any Affiliate of any Lender in respect of any Swap Contract and all Obligations owing to the Issuing Lender under the Letter of Credit Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  6.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 6.01 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Subsidiary Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

                  (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the Notes or any other Credit Document or any other agreement or instrument referred to herein or therein shall be amended, modified or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected; or

                  (v) the release of any other Subsidiary Guarantor.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Subsidiary Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Lender upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Borrower and the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Lenders, and the obligations and liabilities of the Subsidiary Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Subsidiary Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

                  6.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Creditor.

                  6.04. Subrogation; Subordination. Each Subsidiary Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in
Section 6.01, whether by subrogation or otherwise, against Borrower or any other Subsidiary Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower or any other Subsidiary Guarantor now or hereafter owing to any Subsidiary Guarantor by reason of any payment by such Subsidiary Guarantor under the Guarantee in this Section 6 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Subsidiary Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Subsidiary Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Subsidiary Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Subsidiary Guarantor as trustee for the Administrative Agent and the Lenders and be paid over to the Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Subsidiary Guarantor under the other provisions of the guaranty contained herein.

                  6.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 10) for purposes of Section 6.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 6.01.

                  6.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  6.07. Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  6.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  Section 7.  Conditions Precedent.

                  7.01. Initial Extension of Credit. The obligation of any Lender to make its initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the satisfaction of the conditions precedent that:

                  (i) Date of Borrowing. Such extension of credit shall be made on or before August 31, 1997.

                  (ii) Documentation and Evidence of Certain Matters. The Arranger shall have received the following documents, each duly executed where appropriate (with sufficient conformed copies for each Lender), each of which shall be reasonably satisfactory to the Arranger (and to the extent specified below, to each Lender) in form and substance:

                       (1) Corporate Documents. Certified copies of the charter
                  and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Credit Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder and the consummation of the Transactions.

                       (2) Officers' Certificate. An Officers' Certificate of
                  Borrower, dated the Closing Date, to the effect set forth in clauses (a) and (b) of Section 7.03(i).

                       (3) Opinions of Counsel. (i) Opinion of Hughes & Luce,
                  L.L.P., special counsel to the Obligors, substantially in the form of Exhibit E-1, (ii) opinion of local counsel to the Obligors in Iowa and Wisconsin, substantially in the form of Exhibit E-2 (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders, the Arranger and the Administrative Agent), and (iii) opinion of Cahill Gordon & Reindel, special counsel to the Arranger, in form and substance satisfactory to the Arranger.

                       (4) Notes. The Notes, duly completed and executed for
                  each Lender.

                       (5) Security Agreement. The Security Agreement (which
                  shall be in full force and effect), duly authorized, executed and delivered by the Obligors and the Administrative Agent, and the certificates identified under the name of such Obligors in Annex 1A thereto, accompanied by undated stock powers executed in blank and the notes identified under the name of such Obligors in Annex 1B thereto.

                       (6) Repayment of Existing Indebtedness. Evidence in the
                  form of a "pay-off" letter that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness set forth on Schedule 7.01(ii) have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness have been canceled or terminated and that all guarantees in respect of, and all Liens securing, any such Indebtedness have been released (or arrangements for such release satisfactory to the Arranger have been made); in addition, from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Arranger shall have reasonably requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination reasonably satisfactory to the Arranger and the Majority Lenders have been made).

                       (7) Business Plan; Projections; Pro Forma Balance Sheet.
                  (1) A detailed budget for fiscal year 1998 and a written analysis of the business and prospects of Borrower and the Subsidiaries (after giving effect to the Transactions), (2) an unaudited pro forma consolidated balance sheet of Borrower and the Subsidiaries as of the Closing Date and after giving effect to the Transactions, prepared in accordance with GAAP and which pro forma consolidated balance sheet shall be substantially in conformity with that delivered to Lenders during syndication, together with a related funds flow statement and (3) financial projections (including projected cash flows, income statements and balance sheets) of Borrower and the Subsidiaries for the period of eight years following the Closing Date, based upon reasonable assumptions made in good faith and substantially in conformity with those projections delivered to Lenders during syndication. The budget, business plan, analysis, pro forma consolidated balance sheet and projections as described in clauses (1) through (3) above shall be reasonably satisfactory to the Arranger.

                       (8) Environmental Report and Review. Third-party
                  environmental reports (including Phase I environmental assessments or their substantial equivalent) from Borrower and the Subsidiaries with respect to each of the Mortgaged Real Properties and with respect to any other Real Property in which Borrower or any Subsidiary has an interest to the extent reasonably requested by the Arranger or the Majority Lenders, and a review of all other Environmental Law issues for Property owned by Borrower or any Subsidiary or in which Borrower or any Subsidiary has an interest, in each case the results of which shall be in form and substance reasonably satisfactory to the Arranger.

                       (9) Insurance. Evidence of insurance complying with the
                  requirements of Section 9.04 and the Security Documents, in scope, form and substance satisfactory to the Arranger and certificates naming the Administrative Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without 30 days prior written notice by the insurer to the Arranger.

                       (10) Consents, Licenses and Approvals. A certificate of
                  a responsible officer of Borrower (i) attaching copies of all consents, authorizations and filings necessary to enter into and consummate the transactions contemplated hereby and perform the obligations under the Credit Documents and the Acquisition

                  Documents, and (ii) stating that such consents, licenses and filings are in full force and effect and that all applicable waiting periods have expired without any action being taken or threatened which, would restrain, prevent or otherwise impose adverse conditions on Borrower, and each such consent, authorization and filing shall be in form and substance satisfactory to the Arranger.

                  (iii) Absence of Certain Proceedings. There shall not exist any threatened, instituted or pending Proceeding (i) challenging the consummation of the Transactions or any other transaction contemplated hereby or (ii) seeking to obtain, or having resulted in the entry of, any judgment, order, injunction or other restraint that (A) would restrain or prohibit, or impose adverse conditions upon, the ability of the Lenders to make the Loans or the consummation of the Transactions, (B) could be reasonably expected to have a Material Adverse Effect or (C) could purport to affect the legality, validity or enforceability of the Credit Documents or any document relating thereto, and in the case of (i) and (ii) there is a reasonable possibility that such action, proceeding or counterclaim would be successful on the merits.

                  (iv) Certain Approvals. All governmental (domestic and foreign) and other third-party approvals (including landlords' and other consents) necessary in connection with the Transactions, the financing contemplated hereby and the continuing operations of Borrower and the Subsidiaries shall have been obtained (without the imposition of any burdensome conditions) and shall be in full force and effect on the Closing Date. All applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon the Transactions.

                  (v) Absence of Certain Events. Except as disclosed in any filings made by Borrower with the Securities and Exchange Commission on Form 10-Q or 8-K prior to August 20, 1997 and previously delivered to the Lenders, since August 31, 1996, there shall not have occurred or become known (i) any change, condition, event or circumstance, or any development involving a prospective change, event or circumstance, which in any case in the opinion of the Lenders could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on Borrower, individually or together with the Subsidiaries taken as a whole, as the case may be (and before and after giving effect to the Transactions); (ii) any facts or circumstances discovered by the Lenders in the course of their ongoing diligence including their review and investigation of environmental, retirement benefit and other contingent obligations, joint venture arrangement, acquisition plans, and historical, pro forma and projected consolidated financial statements of Borrower and the Subsidiaries taken as a whole, that the Majority Lenders reasonably believe could, individually or in the aggregate, have a Material Adverse Effect on Borrower, individually or together with the Subsidiaries taken as a whole, as the case may be (and before and after giving effect to the Transactions); (iii) any transaction (other than the Transactions) entered into by Borrower or any of the Subsidiaries whether or not in the ordinary course of business, that is material to Borrower, individually or together with the Subsidiaries taken as a whole, since the date of the latest audited financial statements delivered to the Lenders; or (iv) any dividend or distribution of any kind declared or paid by Borrower on its capital stock since the date of the latest audited financial statements delivered to the Lenders.

                  (vi) Filings and Lien Searches. The Obligors shall have authorized, executed and delivered each of the following:

                       (1) UCC Financing Statements (Form UCC-1) in appropriate
                  form for filing under the UCC and any other applicable law, rule or regulation in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Documents;

                       (2) certified copies of Requests for Information (Form
                  UCC-11), tax lien, judgment lien and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Obligor as debtor and that are filed in those jurisdictions in which any of the Collateral of such Obligor is located and the jurisdictions in which each such Person's principal place of business is located, none of which encumber the Collateral covered or intended to be covered by the Security Agreement other than those encumbrances which constitute Prior Liens;

                       (3) to the extent equipment or inventory is maintained
                  on a leased premise, a copy of each Lease or other agreement relating to such possessory interest; and

                       (4) evidence of the completion of all recordings and
                  filings of, or with respect to, the Security Agreement, including filings with the United States Patent, Trademark and Copyright offices, and delivery of such other security and other documents and the taking of all actions as may be necessary or, in the opinion of the Arranger, desirable, to perfect the Liens created, or purported to be created, by the Security Agreement.

                  (vii) Mortgage Matters. On or prior to the Closing Date, each Obligor shall have cause to be delivered to the Administrative Agent, on behalf of the Lenders:

                       (1) a Mortgage encumbering each Mortgaged Real Property
                  in favor of the Administrative Agent, for the benefit of the Lenders, duly executed and acknowledged by the Borrower or any Subsidiary thereof that is the owner of or holder of an interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision or foreign jurisdiction where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 Financing Statements and other similar statements as are contemplated by the counsel opinions described in Section 7.01(ii)(3)(ii) in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall when recorded be effective to create a first priority Lien on such Mortgaged Real Property subordinate to no Liens other than Prior Liens applicable to such Mortgaged Real Property and subject to no other Liens except Liens expressly permitted by such Mortgage;

                       (2) with respect to each Mortgaged Real Property, such
                  consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the Transactions or as shall reasonably be deemed necessary by the Administrative Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

                       (3) with respect to each Mortgage, a policy (or
                  commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property and fixtures described therein in an amount equal to 115% of the fair market value thereof which policies (or commitments) shall
                  (a) be issued by the Title Company, (b) to the extent necessary, include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Administrative Agent, (c) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (d) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Administrative Agent to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the Real Property subject to such Mortgage) as shall be reasonably requested by the Administrative Agent (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien and so-called comprehensive coverage over covenants and restrictions), and (e) contain no exceptions to title other than exceptions for the Prior Liens applicable to such Mortgaged Real Property;

                       (4) with respect to each Mortgaged Real Property,
                  policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

                       (5) with respect to each Real Property and each
                  Mortgaged Real Property, UCC, tax lien, judgment lien and pending lawsuit searches confirming that the personal property comprising a part of such Real Property or Mortgaged Real Property is subject to no Liens other than Prior Liens;

                       (6) with respect to each Mortgaged Real Property, such
                  affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph (3) above;

                       (7) evidence reasonably acceptable to the Administrative
                  Agent of payment by Borrower of all title insurance premiums, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to subparagraph (3) above;

                       (8) with respect to each Real Property or Mortgaged Real
                  Property, copies of all Leases, subleases, leases in which Borrower or any Subsidiary holds the tenant's interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Real Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Real Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Administrative Agent;

                       (9) with respect to each Mortgaged Real Property,
                  Borrower and each Subsidiary shall have made all notification, registrations and filings, to the extent required by, and in accordance with, all State and Local Real Property Disclosure Requirements applicable to such Mortgaged Real Property, including the use of forms provided by state or local agencies, where such forms exist, whether to Borrower or to or with the state or local agency; and

                       (10) with respect to each Mortgaged Real Property, an
                  Officers' Certificate or other evidence reasonably satisfactory to the Administrative Agent that as of the date thereof (a) there is no outstanding citation, violation or similar notice indicating that the Mortgaged Real Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness, (b) there has not occurred any Taking or Destruction of any Mortgaged Real Property and (c) there are no material disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property and to the best knowledge of Borrower or any Subsidiary that is the owner of or holder of an interest in such Mortgaged Real Property, no state of facts existing which could give rise to any such claim.

                 (viii) Other Matters. (1) The Lenders shall be reasonably satisfied that the proceeds available pursuant to this Agreement shall be sufficient to effect the Transactions, to pay all fees and expenses in connection with the Transactions and to provide for the ongoing working capital needs of Borrower and the Subsidiaries (after giving effect to the Transactions).

                    (2) After giving effect to the Existing Debt Repayment, Borrower and the Subsidiaries shall have no outstanding Indebtedness or preferred stock other than the Loans and the Indebtedness permitted by Section 9.08, and the Arranger and the Majority Lenders shall be reasonably satisfied with all other liabilities (contingent or otherwise) of Borrower and the Subsidiaries.

                    (3) Any defaults in any material agreements of Borrower or any of the Subsidiaries that may result from the Transactions shall have been resolved or otherwise addressed in a manner reasonably satisfactory to the Arranger; and no law or regulation shall be applicable in the reasonable judgment of the Arranger that restrains, prevents or imposes materially adverse conditions upon any component of the Transactions or the financing thereof, including the extensions of credit under this Agreement.

                    (4) All other documentation and agreements related to the Transactions or which, in the reasonable judgment of the Arranger, affect the extension of credit under this Agreement in any respect shall be in form and substance reasonably satisfactory to the Arranger and the Majority Lenders; and all conditions precedent under all documentation relating to the Transactions or the financing or refinancing thereof as the case may be shall have been satisfied (except to the extent such conditions have been waived with the prior consent of the Majority Lenders and the Arranger) and each of the Transactions shall have been consummated prior to or simultaneously with the initial extensions of credit under this Agreement.

                    (5) All Loans and other financing to Borrower shall be in full compliance with all applicable requirements of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

                    (6) The Arranger shall be reasonably satisfied as to the amount and nature of all tax, ERISA, employee retirement benefit, and other contingent liabilities to which Borrower or any Subsidiary may be subject, and the plans of Borrower and the Subsidiaries with respect thereto.

                    (7) The corporate and capital structure, including as to direct and indirect ownership and as to the terms of the indebtedness and capital stock of Borrower and the Subsidiaries, and documents and instruments related thereto, of the Obligors and their Subsidiaries, after giving effect to the Transactions, shall be satisfactory to the Lenders (in their reasonable judgment) in all respects. All material contractual obligations of the Obligors and their Subsidiaries (both before and after giving effect to the Transactions) shall be reasonably satisfactory to the Arranger.

                    (8) The Lenders shall be reasonably satisfied with all legal, tax, accounting and currency hedging matters relating to the Transactions, including, without limitation, the ability of Subsidiaries of Borrower to repatriate funds to Borrower and the withholding tax consequences thereof and Borrower's plans and programs with respect to managing currency risk exposure.

                    (9) All other documentation, including any employment agreement, management compensation arrangement (including any agreements entered into with any of the senior management of any Obligor) or other financing arrangement of the Obligors shall be reasonably satisfactory in form and substance to the Arranger and the Majority Lenders.

                   (10) The Lenders shall have received such other legal opinions, corporate documents and other instruments and/or certificates as they may reasonably request.

The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by Borrower of such fees and expenses as Borrower shall have agreed to pay to any Creditor in connection herewith, including reasonable fees and expenses of counsel to the Lenders and the Arranger.

                  7.02. Initial and Subsequent Reducing Revolving Credit Loans. In addition (but without duplication) to the conditions listed in Section 7.01 and 7.03, the obligation of the Reducing Revolving Credit Lenders to make any Reducing Revolving Credit Loan is subject to the satisfaction of further conditions precedent that:

                  (i) With respect to Reducing Revolving Credit Loans for any Domestic Acquisition:

                       (a) Immediately after giving effect to such Acquisition
                  Borrower would be in compliance with Section 9.15;

                       (b) At the time of consummation thereof not less than
                  $5.0 million of the Revolving Credit Commitments as then in effect is then unutilized;

                       (c) At the time of consummation thereof no Default or
                  Event of Default then exists or would arise therefrom;

                       (d) After giving effect to such Acquisition and the
                  extension of credit therewith, all representations and warranties in Section 8 are true and correct in all material respects on and as of the date of the consummation of such Acquisition as if made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                       (e) After giving effect to such Acquisition and the
                  extension of credit therewith, (x) Borrower would have been in compliance with Section 9.11 on the last day of the most recently completed fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition had occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officers' Certificate delivered to the Administrative Agent and each Lender at least 10 days prior to the consummation thereof (with satisfactory supporting schedules and data),
                  (y) the aggregate amount of the consideration (which for each Acquisition shall be measured at the date of consummation thereof and which shall include, in addition to cash consideration, the current market value (at date of issuance) of all equity securities issued (other than common equity of Borrower to effect the Sweda Acquisition), covenants not to compete, debt assumed, working capital deficits and deferred payments) paid for all Acquisitions consummated since the Closing Date shall not exceed $20.0 million (excluding the Sweda Acquisition if consummated solely for consideration other than the contingent obligations under the Puts and the Key Employee Plan consisting of common stock of Borrower), and (z) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary which is or will be an Obligor;

                       (f) After giving effect to such Acquisition and the
                  extension of credit therewith, the pro forma Leverage Ratio as of the end of the Measurement Period ending on or immediately prior to the consummation of such Acquisition does not exceed 3.5 to 1.0 and Borrower shall have delivered at least 10 days prior to the consummation of such Acquisition to the Administrative Agent and each Lender an Officers' Certificate evidencing the same (with satisfactory supporting schedules and data); and

                       (g) The aggregate amount of Reducing Revolving Credit
                  Loans made for all Domestic Acquisitions since the Closing Date would not exceed $20.0 million after giving effect to such Loan.

                  (ii) With respect to any Reducing Revolving Credit Loan to effect any Acquisition which would result in the aggregate amount of Reducing Revolving Credit Loans made since the Closing Date exceeding $20.0 million and with respect to any Reducing Revolving Credit Loan for any International Acquisition:

                       (a) Each of the conditions set forth in clauses (a) -
                  (f) of Section 7.02(i) above shall have been satisfied; and

                       (b) Lenders holding not less than 2/3 of the Reducing
                  Revolving Credit Commitments shall have consented in writing to such Acquisition.

                  (iii) With respect to Reducing Revolving Credit Loans for any
         Acquisition:

                       (a) The Arranger shall have received certified copies of
                  the charter and by-laws (or equivalent documents) of the Target and all corporate authority of the Target (including board of director resolutions and evidence of the incumbency, including specimen signatures of officers) with respect to the execution, delivery and performance of such of the Credit Documents which such Target is intended to be a party and each other document to be delivered by such Target from time to time in connection herewith and the extensions of credit hereunder;

                       (b) The Arranger shall have received the Acquisition
                  Documents and the terms and provisions of the Acquisition Documents shall be in form and substance satisfactory to the Arranger and no material provision thereof shall have been amended, supplemented, waived or otherwise modified without the prior written consent of the Arranger and the Majority Lenders and the Acquisition shall be consummated in accordance with the terms of the Acquisition Documents and all requirements of law and the Administrative Agent shall have received satisfactory evidence of the receipt of all governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals necessary in connection with each Acquisition and the related financings and other transactions contemplated thereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on Borrower or the Target, or any of their respective Subsidiaries, as the case may be, or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Administrative Agent could have such effect;

                       (c) Borrower will use its best efforts to deliver to the
                  Administrative Agent and Lenders prior to the date of consummation of such Acquisition, financial statements of Target, including but not limited to audited balance sheets, reports of certified public accountants, financial projections and budgets; due diligence data relating to the Target; and any other documents relating to the Target as may be reasonably requested by the Administrative Agent or any Lender; and

                       (d) Borrower will have authorized, executed and
                  delivered to the Administrative Agent and Lenders, certified copies of Requests for Information (Form UCC-11), tax lien, judgment lien and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements or comparable documents that name any Target or Subsidiary of a Target as debtor and that are filed in those jurisdictions in which any Property of each such Person is located and each such Person's principal place of business is located, none of which encumber the Collateral covered or intended to be covered by the Security Agreement other than those encumbrances which constitute Prior Liens. Borrower shall provide evidence satisfactory to the Arranger that all Liens applicable to the capital stock of Target and the Property of Target and each Subsidiary of Target have been released and terminated.

                  (iv) With respect to any Reducing Revolving Credit Loan made to finance any Reserved Commitment Use, the Administrative Agent shall have received an Officers' Certificate certifying that the applicable Put has been exercised or an election has been made under the Key Employee Plan in an amount not less than the amount of such Loan and evidence of such exercise or election.

                  7.03. Initial and Subsequent Extensions of Credit. The obligation of the Lenders to make any Loan or otherwise extend any credit to Borrower upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing) is subject to the further conditions precedent that:

                    (i) Both immediately prior to the making of such Loan or other extension of credit and also after giving pro forma effect thereto and to the intended use thereof:

                       (a) no Default or Event of Default shall have occurred
                  and be continuing; and

                       (b) the representations and warranties made by the
                  Obligors in Section 8, and by each Obligor in each of the other Credit Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                  (ii) No material litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor or any of the officers or directors of any thereof in connection with any Credit Document or any of the transactions contemplated hereby or thereby.

                  (iii) The Loans and the use of proceeds thereof shall not contravene, violate or conflict with, nor involve any Lender in a violation of, any law, rule, injunction, or regulation or determination of any court of law or other Governmental Authority.

                  (iv) There shall not have occurred any event or circumstances which has had a Material Adverse Effect.

                  Each notice of borrowing or request for the issuance of a Letter of Credit by Borrower hereunder shall constitute a certification by Borrower to the effect set forth in clause (i) above (both as of the date of such notice or request and, unless Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

                  Each notice submitted by Borrower hereunder for an extension of credit hereunder shall constitute a representation and warranty by Borrower, as of the date of such notice and as of the relevant borrowing date or date of issuance of a Letter of Credit, as applicable, that the applicable conditions in Sections 7.01, 7.02 and 7.03 have been satisfied in accordance with the terms hereof.

                  Section 8. Representations and Warranties. Each Obligor represents and warrants to the Creditors that (at and as of the Closing Date in each case immediately before and immediately after giving effect to the Transactions):

                  8.01. Corporate Existence. Each of Borrower and each
Subsidiary: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing would reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

                  8.02. Financial Condition; Etc. Borrower has heretofore delivered to the Lenders (A) the audited consolidated balance sheets of Borrower and the Subsidiaries as of August 29, 1992, August 28, 1993, September 3, 1994, September 2, 1995 and August 31, 1996, and the related statements of earnings, changes in stockholders' equity and cash flows for the fiscal years ended on those dates, together with reports thereon by Ernst & Young, LLP, certified public accountants, and (B) the unaudited consolidated balance sheets of Borrower and the Subsidiaries as of November 30, 1996, March 1, 1997 and June 26, 1997, and the related statements of earnings and cash flows for the fiscal periods ended on November 30, 1996, March 1, 1997 and June 26, 1997, respectively, together with review reports thereon by Ernst & Young, LLP, certified public accountants. All of said financial statements, including in each case the related schedules and notes, are true, complete (in the case of year-end financial statements) and correct in all material respects, have been prepared in accordance with GAAP consistently applied and present fairly the financial position of Borrower and the Subsidiaries as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to period-end audit adjustments.

                  (a) Except as set forth in Schedule 8.02 or in the financial statements referred to in Section 8.02(a), neither Borrower nor any Subsidiary has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or anticipated losses from any unfavorable commitments.

                  (b) Except as set forth in the financial statements referred to in Section 8.02(a), since August 31, 1996 there has been no Material Adverse Effect, or any event, change or circumstance which could reasonably be expected to cause or evidence, either individually or together with any other events, changes or circumstances, a Material Adverse Effect.

                  (c) All pro forma financial information and projections provided at any time by or on behalf of Borrower to the Lenders are accurate and complete in all material respects as of the date of such information and all pro forma adjustments given effect therein are based upon assumptions which Borrower believes to be fair and reasonable.

                  (d) All financial statements of each Target delivered by or on behalf of Borrower to the Lenders or any Agent present fairly, in all material respects, the consolidated financial position of each such Target at and for the periods so provided in a manner that is consistent with Target's historical financial accounting and reporting practices and in conformity with GAAP.

                  8.03. Litigation. Except as disclosed in Schedule 8.03, there are no Proceedings or investigations now pending or (to the knowledge of the Obligors) threatened against or directly affecting Borrower or any Subsidiary that, if adversely determined could (either individually or in the aggregate) be reasonably expected to have a Material Adverse Effect.

                  8.04. No Breach; No Default. (a) None of the execution, delivery and performance by each Obligor of any Credit Document or any Document to which it is a party and the consummation of the transactions herein and therein contemplated will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any Governmental

Authority binding on any Obligor, or any term or provision of any agreement or instrument to which any Obligor or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or (ii) constitute (with due notice or lapse of time or both) a default under any such agreement or instrument, or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Obligor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, except with respect to each of the foregoing which would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                  (b) Neither Borrower nor any Subsidiary is in default under or with respect to any contractual obligation or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its properties in any respect which would have a Material Adverse Effect on the business, operations, property or financial or other condition of Borrower and the Subsidiaries taken as a whole or which would adversely affect the ability of any Obligor to perform its obligations under any of the Credit Documents to which it is a party.

                  (c) No Default or Event of Default has occurred and is continuing.

                  8.05. Action. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each Credit Document and each Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Obligor of each Credit Document and each Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes, the other Credit Documents and the Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  8.06. Approvals. Except as would not individually or in the aggregate have a Material Adverse Effect, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Obligor of the Credit Documents or Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

                  8.07. ERISA. Each member of the ERISA Group (x) has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and (y) is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Benefit Arrangement. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, (iii) incurred any accumulated funding deficiency (whether or not waived) with respect to any Plan, (iv) any direct or indirect withdrawal liability with respect to any Multiemployer Plan, or any direct or indirect potential withdrawal liability if it were to withdraw from a Multiemployer Plan as of the date of determination or (v) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. The sum of the amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) under all Plans (excluding each Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $1.0 million. There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Benefit Arrangement that could have a Material Adverse Effect. Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither Borrower nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan.

                  8.08. Taxes. Borrower and each Subsidiary has filed or caused to be filed all U.S. Federal income tax returns and all other tax returns, domestic or foreign, required to be filed by it and has paid all Taxes payable by it which have become due or any assessments made against it or any of its Property and all other Taxes, fees or other charges imposed on it or any of its Property (including the Mortgaged Real Property) by any Governmental Authority (other than those which, in the aggregate, would not have a Material Adverse Effect or those the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or the Subsidiaries, as the case may be); and no tax lien has been filed and, to the knowledge of Borrower, no action, suit, proceeding, investigation, audit or claim is being asserted or has been threatened by any authority with respect to any such Tax, fee or other charge. None of Borrower or any Subsidiary has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries.

                  8.09. Investment Company Act; Public Utility Holding Company Act; Other Restrictions. Neither Borrower nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither Borrower nor any Subsidiary is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. No Obligor is subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

                  8.10. No Burdensome Restrictions. No contractual obligation of Borrower or any Subsidiary and no requirement of law materially adversely affects, or insofar as Borrower could reasonably foresee may so affect, the business, operations, property or financial or other condition of Borrower and the Subsidiaries taken as a whole.

                  8.11. Capitalization. As of the Closing Date, the authorized stock of Borrower consists of: 20,000,000 shares of Common Stock, no par value, of which 5,621,040 shares were issued and outstanding as of March 1, 1997.

                  8.12. Environmental Matters. Except as disclosed in Schedule
8.12 and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) Borrower and the Subsidiaries are in compliance with and in the last five years have been in compliance with, and are not subject to liability under, any Environmental Laws applicable to them and their business and operations and facilities and properties owned, leased, operated or used by any of them and there are no Environmental Laws, including such Laws which have been formally proposed for public comment, which would reasonably be expected to result in material expenditures by Borrower or any Subsidiary, and no such Environmental Laws would reasonably be expected to interfere in any material way with current or projected operations of Borrower or any Subsidiary; (ii) neither Borrower nor any Subsidiary has received notice that it or any of their respective predecessors in interest has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or any similar state or foreign law, nor has Borrower or any Subsidiary received notice that any Hazardous Materials that it or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for disposal or treatment of, have been found at any site at which any Person is conducting or plans to conduct any action pursuant to any Environmental Law, and neither Borrower nor any Subsidiary, or to the knowledge of Borrower or any Subsidiary, any of their respective predecessors in interest, has disposed of, arranged for the disposal or treatment of, or otherwise released Hazardous Materials at any site at which any Person is conducting or plans to conduct any action under Environmental Law; (iii) no properties now or formerly owned, leased or operated by Borrower or any Subsidiary or, to the knowledge of Borrower or any Subsidiary, any of their respective predecessors in interest, are (x) listed or proposed for listing on the National Priorities List under CERCLA or (y) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA or (z) included on any similar lists maintained by any Governmental Authority; (iv) there are no past or present events, conditions, activities, practices or actions, or any agreements, judgments, decrees or orders by which Borrower or any Subsidiary is bound, which would reasonably be expected to prevent Borrower or any Subsidiary's compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of Borrower or any Subsidiary under any Environmental Law, including, without limitation, liability under CERCLA or similar state or foreign laws; (v) no Lien has been asserted or recorded, or to the knowledge of Borrower and each Subsidiary, threatened, under any Environmental Law with respect to any asset, facility, inventory or property currently owned, leased or operated by Borrower or any Subsidiary; and (vi) there are no underground storage tanks or related piping at any property owned, operated or leased by Borrower or any Subsidiary, and no such tanks or related piping has been removed from such properties, and (vii) neither Borrower nor any Subsidiary is subject to any judicial or administrative Proceeding alleging the violation of, or liability under, any Environmental Law and, to the knowledge of Borrower or any Subsidiary, no such Proceeding is threatened.

                  8.13. Environmental Investigations. All material environmental investigations, studies, audits or assessments which have been conducted and which are in the possession, custody or control of Borrower or any Subsidiary relating (i) to the current or prior business, operations, facilities or properties of Borrower or any Subsidiary or any of their respective predecessors in interest or (ii) to any facility, property or other asset now or previously owned, operated, leased or used by Borrower or any Subsidiary or any of their respective predecessors in interest have been made available to the Administrative Agent.

                  8.14. Use of Proceeds. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used to purchase or carry any Margin Stock. Borrower will use the proceeds of all (i) Reducing Revolving Credit Loans to finance Acquisitions, (ii) Term Loans to finance the Existing Debt

Repayment as set forth on Schedule 7.01(ii) and (iii) Revolving Loans to pay for working capital, capital expenditures and for general corporate purposes.

                  8.15. Subsidiaries. On the date hereof (after giving effect to the Transactions), Borrower has no Subsidiaries or interest in partnerships, joint ventures or business trusts other than the entities set forth in Schedule
8.15. Borrower owns, as of the Closing Date, the percentage of the issued and outstanding capital stock or other evidences of the ownership of each Subsidiary, partnership or joint venture listed on Schedule 8.15 as set forth on such Schedule. No such Subsidiary, partnership or joint venture has issued any securities convertible into shares of its capital stock (or other evidence of ownership) or any Equity Rights to acquire such shares or securities convertible into such shares (or other evidence of ownership), and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures are owned by Borrower and the Subsidiaries free and clear of all Liens and Equity Rights of others of any kind whatsoever, except for Liens pursuant to the Security Documents.

                  8.16. Properties. Each of the Obligors has good and marketable title to and beneficial ownership of all properties and assets owned by it, including all property reflected in the most recent financial statements delivered pursuant to this Agreement (except as sold or otherwise disposed of since the date of such financial statements in the ordinary course of business and in accordance with this Agreement). Title to each such property or asset that is not Collateral is held by the Obligors and each of their respective Subsidiaries free and clear of all Liens except for Permitted Liens. Title to each such property or asset that constitutes Collateral is held by the Obligors free and clear of all Liens other than Prior Liens and other Liens expressly permitted by the applicable Security Document.

                  8.17. Security Interest. The Security Documents, once executed, delivered, filed and/or recorded will create, in favor of the Administrative Agent for the benefit of the Lenders, as security for the obligations purported to be secured thereby, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons other than the holders of Prior Liens and subject to no other Liens except Liens expressly permitted by the applicable Security Document.

                  8.18. Compliance with Laws. Each Obligor is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority in all jurisdictions in which it is presently doing business, and each Obligor will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which it or such Subsidiary may then be doing business, in each case other than those the non-compliance with which would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. At the time of consummation of any Acquisition, the Acquisition shall have been consummated substantially in accordance with the terms of the Acquisition Documents and all applicable requirements of law, and all consents and approvals of all Governmental Authorities required to consummate the Acquisition have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transactions, or the performance by Borrower and the Subsidiaries of their obligations under the Credit Documents and all applicable laws.

                  8.19. True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any of the Obligors to any Creditor in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto, including any Acquisition Documents, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by any Obligor to any Creditor pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Obligor, however, makes any representation as to the ability of Borrower or any Subsidiary to achieve the results set forth in any such projections.

                  8.20. Solvency. As of the Closing Date and each other date of an extension of credit hereunder: (i) the fair saleable value of the Properties of each Obligor exceeds and will, immediately following the making of each Loan or other extension of credit hereunder, exceed the amount of all debt and liabilities (including all contingent, subordinated, unmatured and unliquidated liabilities) of such Obligor; (ii) no Obligor has, or will have, immediately following the making of each Loan or other extension of credit hereunder, unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and (iii) no Obligor intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature.

                  8.21. Employee and Labor Matters. Except as disclosed on
Schedule 8.21, there is (i) no unfair labor practice complaint pending against Borrower or any Subsidiary or, to the knowledge of the Obligors, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Borrower or any Subsidiary or, to the knowledge of the Obligors, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Borrower or any Subsidiary or, to the knowledge of the Obligors, threatened against Borrower or any Subsidiary and (iii) to the knowledge of the Obligors, no union representation question existing with respect to the employees of Borrower or any Subsidiary and, to the knowledge of the Obligors, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

                  8.22. Intellectual Property. Borrower and each Subsidiary owns, or is licensed to use, all patents, trademarks, tradenames, servicemarks, copyrights, technology, trade secrets, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not, individually or in the aggregate, have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Borrower know of any valid basis for any such claim. The use of such Intellectual Property by Borrower and the Subsidiaries does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

                  8.23. Representations and Warranties in Documents. All representations and warranties of the Obligors set forth in the Acquisition Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. To the best knowledge of the Obligors, the representations and warranties of each party other than the Obligors to each Acquisition Document contained therein were true and correct in all material respects on the date made.

                  Section 9. Covenants. Each Obligor covenants and agrees with the Creditors that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by Borrower hereunder:

                  9.01. Financial Statements, Etc. Borrower (for itself and on behalf of the Subsidiary Guarantors) shall deliver to each of the Lenders:

                  (a) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year, consolidated statements of income and cash flow of Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated statement of income for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments); in addition, Borrower shall provide consolidating financial statements for Foreign Subsidiaries for the same periods in fiscal years 1998 and thereafter substantially consistent with the foregoing;

                  (b) Annual Financials. As soon as available and in any event within 90 days after the end of each fiscal year, consolidated statements of income, retained earnings and cash flow of Borrower and its Consolidated Subsidiaries for such year and the related consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures as of the end of and for the preceding fiscal year, and accompanied by an opinion, without material qualification, thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge of non-compliance with any financial covenants contained herein; in addition, Borrower shall provide consolidating financial statements for Foreign Subsidiaries for the same periods in fiscal years 1998 and thereafter substantially consistent with the foregoing;

                  (c) Other Financial Information. Promptly upon delivery thereof to the shareholders of Borrower or of any Subsidiary generally, copies of all financial statements and reports and proxy statements so delivered which Borrower sends to all holders of securities of the same class and within five days after the same are filed, copies of all financial statements and reports which Borrower may make to or file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (d) ERISA Information. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA or other action by the PBGC with respect to the Plan, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;
         (iv) applies for a waiver of the minimum funding standard under
         Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal (or deemed withdrawal under Section 4062(e) of ERISA) from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, an Officers' Certificate setting forth details as to such occurrence and action, if any, which Borrower or the applicable member of the ERISA Group is required or proposes to take;

                  (e) Interest Rate Certificates. Together with the financial statements delivered pursuant to clause (a) or (b) of this Section
         9.01 and upon the consummation of any Acquisition, an Interest Rate Certificate, which Interest Rate Certificate delivered in connection with any Acquisition shall be calculated based a pro forma calculation in accordance with GAAP of Consolidated EBITDA as if the Acquisition in question had been consummated at the beginning of the most recent Measurement Period;

                  (f) Notice of Default. Promptly after Borrower or any Subsidiary knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Borrower has taken and proposes to take with respect thereto;

                  (g) Environmental Matters. Written notice of any Environmental Claim materially affecting Borrower or any Subsidiary, any Mortgaged Real Property or the operations of Borrower or any Subsidiary, and any notice from any Person of (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable under any Environmental Law, (ii) the commencement of any clean-up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within the Mortgaged Real Property or any part thereof or (iii) any other condition, circumstance, occurrence or event, any of which could reasonably be expected to result in a material liability of Borrower or any Subsidiary under any Environmental Law;

                  (h) Auditors' Reports. Promptly upon receipt thereof, copies of all reports submitted to Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of Borrower made by such accountants, including, without limitation, any management letter commenting on Borrower's internal controls submitted by such accountants to management in connection with their annual audit;

                  (i) Annual Budgets. An annual budget in reasonable detail and financial projections made in good faith, within 60 days after the end of each fiscal year of Borrower;

                  (j) Lien Matters. Written notice of (1) the incurrence of any Lien (other than Liens permitted pursuant to Section 9.07) on, or claim asserted against any of the collateral security in the Security Documents or (2) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the collateral under any Security Document;

                  (k) Notice of Material Adverse Change. Written notice of a material adverse change in the business, operations, property or financial or other condition of Borrower and the Subsidiaries taken as a whole; and

                  (l) Other Matters. Promptly, such financial and other information as any Creditor may from time to time reasonably request.

Borrower will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that Borrower has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether Borrower is in compliance with Sections 9.07, 9.08, 9.09,
9.10 and 9.11 as of the end of the respective quarterly fiscal period or fiscal year. The Administrative Agent shall forward such certificate and information to the Lenders.

                  9.02. Litigation, Etc. Borrower shall promptly give to the Administrative Agent (which shall promptly provide a copy thereof to each Lender) notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting Borrower or any Subsidiary, except proceedings which could not reasonably be expected to have (individually or in the aggregate) a Material Adverse Effect.

                  9.03. Existence; Compliance with Law; Payment of Taxes; Inspection Rights; Performance of Obligations; Etc 9.03. Existence; Compliance with Law; Payment of Taxes; Inspection Rights; Performance of Obligations; Etc. Borrower and each Subsidiary shall, (i) preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided, however, that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.06); (ii) comply with the requirements of all applicable laws (including ERISA and the rules and regulations thereunder), rules, regulations and orders of Governmental Authorities if failure to comply with such requirements would (individually or in the aggregate) have a Material Adverse Effect; (iii) timely file true, accurate and complete tax returns required by all Governmental Authorities and pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto (except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP) if such failure to pay and discharge would (individually or in the aggregate) have a Material Adverse Effect; (iv) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so with respect to any such Property would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect; (v) permit representatives of any Creditor, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Creditor;
(vi) perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which it is bound or to which it is a party, except where such failure to so perform, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect; and (vii) keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the Property and business of each Obligor and its Subsidiaries in accordance with GAAP in effect from time to time or as otherwise required by applicable rules and regulations of any Governmental Authority having jurisdiction over such Obligor or its Subsidiaries, as relevant. Borrower will confer with the Lenders in enforcing or waiving material rights of Borrower or any Subsidiary under any Credit Document.

                  9.04. Insurance. Borrower and each Subsidiary shall keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations, including, in any event, business interruption insurance.

                  Without limiting the foregoing, Borrower and the Subsidiaries shall obtain, or cause to be obtained, and shall maintain or cause to be maintained, at all times, at its own cost and expense:

                  (i) Comprehensive general public liability insurance in an amount reasonable and customary in Borrower's industry and acceptable to Lenders;

                  (ii) Worker's compensation insurance and employer's liability insurance in such amounts as may be required by statute;

                  (iii) Flood insurance if the property is located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area in an amount not to exceed that available for one hundred percent (100%) reinsurance by the Federal Emergency Management Agency;

                  (iv) Business interruption insurance in amounts sufficient to pay operating expenses, lost rental income and debt service for a period of at least six (6) months; and

                  (v) Property insurance by extended coverage endorsement against loss by fire and other risks of physical loss or damage to the Property in amounts not less than the full replacement cost of all improvements (if restored), plus the cost of debris removal.

                  Borrower shall provide or cause to be provided any other insurance reasonably requested by Lenders in such amounts and covering such risks as may be reasonably required. All policies of insurance required to be maintained by Borrower shall be issued by companies satisfactory to Lenders and shall have coverages and endorsements and be written for such amount as Lenders may reasonably require. All policies of insurance required to be maintained by Borrower must name the Administrative Agent on behalf of Lenders as mortgagees (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, or certificate holder (in the case of workers' compensation insurance) and must provide that no cancellation or modification of the policies will be made without thirty (30) days' prior written notice to the Administrative Agent.

                  Each policy of insurance obtained or maintained by Borrower shall:

                  (i) be written by financially responsible companies selected by Borrower and having an A.M. Best rating of "A" or better and being in a financial size category of XII or larger, or by other companies reasonably acceptable to the Majority Lenders;

                  (ii) provide that the interests of the Creditors shall not be invalidated by: (A) any act or negligence of Borrower or any Person (other than the Lenders or an Agent) having an interest in any property covered by any Mortgage or other Security Document; (B) any foreclosure or other proceeding relating to such property; (C) any negligent or unintentional breach or violation of any warranty, declaration or condition in any policy of insurance by Borrower; provided, however, that neither the Administrative Agent nor any Lender shall be deemed to have made any such warranty, declaration or to be subject to any such condition in respect of any such policy or insurance; or (D) any change in the title to or ownership of all or any part of the Pledged Collateral;

                  (iii) waive all rights of subrogation of the insurers against the Agents and the Lenders;

                  (iv) waive any right of the insurers to set-off or counterclaim or to make any other deduction, whether by way of attachment or otherwise, as against the Agents or any Lender;

                  (v) waive all claims for insurance premiums or commissions or additional premiums or assessments against the Agents and the Lenders; and

                  (vi) provide that, except in the case of third-party liability insurance, the proceeds of any loss affecting real or personal property or interests shall be applied in accordance with the terms of the applicable Security Document.

                  Borrower will advise the Administrative Agent promptly of any material policy cancellation, reduction or amendment.

                  On or before the day of the initial borrowing hereunder, Borrower will deliver to the Administrative Agent certificates of insurance reasonably satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by Borrower under this Agreement setting forth the respective coverages, limits of liability, carriers, policy numbers and periods of coverage. In addition, Borrower will not materially modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent. Borrower will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Administrative Agent on behalf of the Lenders is named insured under such insurance, with loss payable as provided in this Agreement. Borrower will promptly notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

                  9.05. Issuance or Disposals of Capital Stock of Subsidiaries. No Subsidiary shall issue, sell, assign, transfer or otherwise dispose of any shares (or other ownership interests) of any class of its capital stock or equity ownership interests or of any Equity Rights to purchase its capital stock or equity ownership interests or of other securities exchangeable for or convertible into its capital stock or equity ownership interests, except (a) to Borrower or a Wholly Owned Subsidiary and (b) directors' qualifying shares as required by law. Neither Borrower nor any Subsidiary shall effect the Disposition of any capital stock of any Subsidiary unless all capital stock owned by Borrower and the Subsidiaries is sold pursuant thereto.

                  9.06. Fundamental Changes; Acquisitions; Dispositions. No Obligor or Subsidiary shall, directly or indirectly, (1) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (2) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person, or effect any Acquisition, or (3) effect any Disposition or convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired, including receivables and leasehold interests. Notwithstanding the foregoing provisions of this Section 9.06, each of the following shall be permitted:

                  (a) purchases of inventory and other Property to be sold or used in the ordinary course of business;

                  (b) Acquisitions permitted by Section 9.09(k), (u) or (v);

                  (c) any Subsidiary may be merged or consolidated or dissolved or liquidated with or into: (i) Borrower if Borrower shall be the continuing or surviving corporation or (ii) any Wholly Owned Subsidiary which is an Obligor; provided, however, that a Wholly Owned Subsidiary which is an Obligor shall be the continuing or surviving corporation;

                  (d) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to Borrower or to any Wholly Owned Subsidiary which is an Obligor;

                  (e) any Wholly Owned Subsidiary that is a Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to another Wholly Owned Subsidiary which is a Foreign Subsidiary;

                  (f) Dispositions of used, worn out, obsolete or surplus Property by Borrower or any Subsidiary, all in the ordinary course of business; provided, however, that the proceeds thereof are reinvested in the business of Borrower or any Subsidiary within one year of such Disposition;

                  (g) any Foreign Subsidiary may be merged or consolidated with or into any one or more Wholly Owned Subsidiaries that are Foreign Subsidiaries (provided that a Wholly Owned Subsidiary that is a Foreign Subsidiary shall be the continuing or surviving corporation);

                  (h) Borrower or any Subsidiary may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (i) any Foreign Subsidiary may sell its accounts receivable; provided, however, that the terms of each such sale are reasonably satisfactory in form and substance to the Administrative Agent;

                  (j) Borrower or any Subsidiary may effect any Disposition for fair market value not to exceed (1) $250,000 in the aggregate in any fiscal year of Borrower and (2) in addition to that permitted by subclause (1) of this Section 9.06(j) (which shall not count against this subclause (2)), $3.0 million since the Closing Date (not including any other permitted Disposition pursuant to this Section 9.06); provided, however, that in each case (1) and (2) the Net Available Proceeds therefrom are reinvested as specified in Section 2.10(a)(iii) or applied to the prepayment of the Term Loans as specified in Section 2.10(a)(iii); and

                  (k) Borrower may sell or dispose of, for fair market value, its Alpha Products retail operations and its Bob Allen Sportswear division as currently operated and constituted, provided, however, that the Net Available Proceeds therefrom are reinvested as specified in Section 2.10(a)(iii) or applied to the prepayment of the Term Loans as specified in Section 2.10(a)(iii).

To the extent the Majority Lenders waive the provisions of this Section 9.06 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.06 (and such Collateral is released (or permitted to be released) from the Liens created by the respective Security Document), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions as are appropriate in connection therewith.

                  9.07. Liens and Related Matters. No Obligor or Subsidiary shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral except for Prior Liens and other Liens expressly permitted by the applicable Security Document. No Obligor or Subsidiary shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of their respective Property that does not constitute Collateral, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as "Permitted Liens":

                  (a) Liens in existence on the date hereof and identified in
         Schedule 9.07 (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on Schedule 7.01(i));

                  (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower or the affected Subsidiary, as the case may be, in accordance with GAAP;

                  (c) Liens in respect of Property of Borrower or any Subsidiary imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case for sums the payment of which is not required by Section 9.03;

                  (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation or the deposits securing the liability to insurance carriers;

                  (e) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions or minor defects or irregularities in title incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Real Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Real Property subject thereto or interfere with the ordinary conduct of the business of Borrower or any Subsidiary;

                  (g) Liens upon tangible personal Property acquired after the date hereof by Borrower or any Subsidiary, each of which Liens either
         (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property or improvements thereon; provided, however, that (x) no such Lien shall extend to or cover any Property of Borrower or such Subsidiary other than the Property so acquired and improvements thereon and (y) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired;

                  (h) Liens existing on any Property of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; provided, however, that such Liens do not extend to any other Property of Borrower or the Subsidiaries;

                  (i) Liens (excluding Liens on Collateral) not otherwise permitted hereunder securing obligations not at any time exceeding in the aggregate $1.0 million;

                  (j) Liens securing obligations under Swap Contracts with any Lender or any Affiliate of any Lender;

                  (k) Liens consisting of judgment or judicial attachment Liens (including prejudgment attachment) the enforcement of which is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under Section 10(h);

                  (l) Liens securing obligations in respect of Capital Leases solely on Property subject to such Capital Leases; and

                  (m) any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted hereunder shall not cover any additional Indebtedness or Property (other than like Property substituted for Property covered by such Lien).

                  Except with respect to (i) specific Property encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 9.07 or
(ii) specific Property to be sold pursuant to an executed agreement with respect to a Disposition consummated in accordance with this Agreement, no Obligor will, nor will any of them permit any of their respective Subsidiaries to, directly or indirectly, enter into any agreement after the date hereof (other than the Credit Documents) prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired.

                  9.08. Indebtedness. No Obligor or Subsidiary shall, directly or indirectly, create, incur or suffer to exist or be or become liable for any Indebtedness, except (each of which shall be given independent effect):

                  (a)  Indebtedness under the Credit Documents;

                  (b) Indebtedness outstanding on the date hereof and listed in
         Schedule 9.08 and specified on Schedule 9.08 as to remain outstanding after the Closing Date, and any refinancings, refundings, renewals or extensions thereof on financial and other terms, in the reasonable judgment of Borrower, no more onerous to Borrower or any Subsidiary in the aggregate than the financial and other terms of such Indebtedness; provided, however, that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension and such Indebtedness shall not have a stated maturity or an average life shorter than that of the Indebtedness being refinanced;

                  (c) Indebtedness of Borrower or any Wholly Owned Subsidiary owing to Borrower or any Wholly Owned Subsidiary which is an Obligor; provided, however, that (i) if requested by the Majority Lenders, such Indebtedness shall be evidenced by an Intercompany Note which shall be pledged to the Administrative Agent on behalf of the Lenders pursuant to the Security Agreement and (ii) such Indebtedness shall not be held by any Person other than Borrower or a Wholly Owned Subsidiary which is an Obligor and shall not be subordinate to any other Indebtedness or other obligation of the obligor other than the Loans;

                  (d) Indebtedness of Borrower and the Subsidiaries secured by Liens permitted under Section 9.07(h), (i) or (m) not exceeding in the aggregate $2.0 million at any one time outstanding;

                  (e) Indebtedness arising from honoring a check, draft or similar instrument against insufficient funds; provided, however, that such Indebtedness is extinguished within two Business Days of its incurrence;

                  (f) obligations under operating leases permitted by Section
         9.22 and Contingent Obligations permitted by Section 9.24;

                  (g) unsecured Indebtedness of Borrower or any Subsidiary which is an Obligor in an aggregate principal amount not to exceed, together with Contingent Obligations (without duplication) under
         Section 9.24(d), $2.0 million at any time outstanding;

                  (h) Indebtedness with respect to Capital Leases not exceeding in the aggregate $2.0 million at any one time outstanding; and

                  (i) Indebtedness represented by amounts declared, payable as, or set apart for, Dividends permitted by Section 9.10.

                  All intercompany debt shall be unsecured and subordinate in right of payment to the Obligations.

                  Each Obligor may not directly or indirectly make any optional prepayment, redemption, retirement or defeasance, whether in cash, property, securities or a combination thereof, on account of the principal amount of any Indebtedness (other than the Existing Debt Repayment).

                  9.09. Investments. No Obligor or Subsidiary shall, directly or indirectly, make or permit to remain outstanding any Investments, except:

                  (a) operating deposit accounts and certificates of deposit with banks in the ordinary course of business;

                  (b)  Permitted Investments;

                  (c) Investments by Borrower or any Subsidiary in any Wholly Owned Subsidiary that is an Obligor and Investments by any Subsidiary in Borrower;

                  (d) Investments outstanding on the date hereof and identified with particularity in Schedule 9.09 and any renewals, extensions, modifications and replacements thereof that do not increase the amount thereof;

                  (e) Investments that constitute Indebtedness permitted under
         Section 9.08 or Contingent Obligations permitted under Section 9.24;

                  (f) Investments by Borrower in Swap Contracts entered into as bona fide hedges and not for speculative purposes;

                  (g) advances, loans or extensions of credit by Borrower or any Subsidiary to employees of Borrower or any Subsidiary; provided, however, that the aggregate amount of all such loans, advances and extensions of credit shall not at any time exceed in the aggregate $1.0 million (without giving effect to any write-down or write-off thereof);

                  (h) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (i) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security or similar legislation;

                  (j) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

                  (k) Investments made in order to consummate Acquisitions; provided, however, that (v) no Default or Event of Default exists or will result therefrom, (w) on a pro forma basis, after giving effect to such Acquisition(s), Borrower would have been in compliance with
         Section 9.11 on the last day of the most recently completed fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition had occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officers' Certificate delivered to the Administrative Agent and each Lender at least 10 days prior to the consummation of such Acquisition, accompanied by supporting schedules and data in reasonable detail, (x) the aggregate amount of the consideration (which for each Acquisition shall be measured at the date of consummation thereof and which shall include, in addition to cash consideration, the current market value (at date of issuance) of all equity securities issued (other than common stock of Borrower to effect the Sweda Acquisition), covenants not to compete, debt issued or assumed, working capital deficits and deferred payments but which shall exclude the Sweda Acquisition if consummated solely for consideration (other than the contingent obligations under the Puts and the Key Employee Plan) consisting of common stock of Borrower) paid for all Acquisitions consummated since the Closing Date shall not exceed $20.0 million, (y) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary which is an Obligor and (z) with respect to the Sweda Acquisition, the Arranger and the Majority Lenders shall be satisfied with the terms and conditions of the Sweda Acquisition Agreement, the Key Employee Plan, and the Puts (including all schedules, exhibits, annexes and appendices thereto) and all other documents and agreements relating to or entered into in connection with the Sweda Acquisition;

                  (l) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (m) Borrower and the Subsidiaries may hold additional Investments in any non-Wholly Owned Subsidiary or Foreign Subsidiary to the extent that such Investments reflect an increase in the stockholders' equity of such Subsidiary resulting from retained earnings of such Subsidiary;

                  (n) any Foreign Subsidiary may make Investments in or to any other Foreign Subsidiary;

                  (o)  Capital Expenditures permitted by Section 9.11(d);

                  (p) Investments by Borrower or any Subsidiary in any non-Wholly Owned Subsidiary or any Subsidiary which is not an Obligor (including Foreign Subsidiaries) to the extent made in the ordinary course to fund or support the ordinary course operations of such Subsidiary so long as no Event of Default shall have occurred and be continuing; provided, however, that (x) the amount of such Investments made pursuant to this clause (p) shall not exceed $2.0 million in the aggregate outstanding at any time (without giving effect to any write-down or write-off thereof) and (y) upon the request of the Majority Lenders all such Investments evidenced by Intercompany Notes shall be pledged to the Administrative Agent pursuant to the Security Agreement;

                  (q) Investments for the creation of any Wholly Owned Foreign Subsidiary which is a foreign sales corporation consisting of de minimis capitalization;

                  (r) Borrower or any Subsidiary may hold the capital stock, partnership interests or other ownership or equity interest therein of any Subsidiary existing on the Closing Date or created or acquired thereafter in accordance with the provisions hereof and any additional capital stock, partnership interests or ownership or equity interests issued in exchange therefor or as a dividend thereon;

                  (s) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with a Disposition permitted by Section 9.06(j); provided, however, that (i) the aggregate amount of such non-cash consideration received in connection with any such Disposition, other than the Alpha Note, shall not exceed 10% of the total consideration received in connection with such Disposition and (ii) such non-cash consideration is pledged pursuant to the appropriate Security Document;

                  (t) Investments by Foreign Subsidiaries in high quality investments of the type similar to Permitted Investments made outside the United States;

                  (u) Investments made to consummate any Acquisition with the Net Available Proceeds of any Disposition effected in accordance with
         Section 9.06(j)(2) or (k) to the extent such Net Available Proceeds have not been used to effect Capital Expenditures pursuant to Section 9.11(d)(2) or otherwise expended by Borrower or any Subsidiary; provided, however, that (x) no Default or Event of Default exists or would result therefrom, (y) on a pro forma basis, immediately after giving effect to any such Acquisition, Borrower would be in compliance with the financial covenants set forth in Section 9.11 on the last day of the most recently ended fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition has occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officers' Certificate delivered to the Administrative Agent and the Lenders at least 10 days prior to the consummation of such Acquisition accompanied by supporting schedules and data in reasonable detail, and
         (z) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary which is an Obligor;

                  (v) Investments made to consummate any Acquisition in an amount in any fiscal year not to exceed the amount that would have been permitted at the time of consummation of such Acquisition to be made as a Capital Expenditure pursuant to Section 9.11(d)(1) (after taking into account the then permitted amount thereunder and the aggregate amount of Capital Expenditures made and the aggregate amount expended for other Acquisitions effected pursuant to this Section 9.09(v), in each case on or prior to the date of consummation of such Acquisition); provided, however, that (x) no Default or Event of Default exists or would result therefrom, (y) on a pro forma basis, immediately after giving effect to any such Acquisition, Borrower would be in compliance with all financial covenants set forth in
         Section 9.11 on the last day of the most recently ended fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition had occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officers' Certificate delivered to the Lenders at least 10 days prior to the consummation of such Acquisition accompanied by supporting schedules and data in reasonable detail, and
         (z) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary which is an Obligor; and

                  (w) in addition to the foregoing, other Investments not exceeding $2.5 million in the aggregate outstanding at any time (without giving effect to any write-downs or write-offs thereof), net of any returns of capital, cash dividends and distributions received in respect thereof and net cash proceeds of sales thereof.

                  9.10. Dividend Payments. No Obligor or Subsidiary shall, directly or indirectly, declare or make any Dividend Payment at any time, except that:

                  (a) any Subsidiary may declare and make Dividend Payments to the extent made pro rata to all holders of the capital stock thereof;

                  (b) so long as no Default or Event of Default shall have occurred and be continuing or would arise therefrom, and immediately after giving effect thereto the Leverage Ratio for the most recent Measurement Period would be less than or equal to 3.25 to 1.0, Borrower may declare and make cash Dividend Payments on its capital stock not to exceed $500,000 in the aggregate in any fiscal year; and

                  (c) so long as no Default or Event of Default shall have occurred and be continuing or would arise therefrom, and immediately after giving effect thereto the Leverage Ratio for the most recent Measurement Period would be less than or equal to 3.25 to 1.0, Borrower may repurchase its Common Stock in an amount not to exceed the lesser of (x) such number of shares of Common Stock equal to 10% of the outstanding Common Stock of Borrower on a fully diluted basis as of the first date of any such repurchase (adjusted as of any date subsequent to the first date of repurchase for stock splits, reverse stock splits and the like) or (y) an aggregate purchase price of $10 million since the Closing Date.

                  The acquisition of Common Stock of Borrower pursuant to the Puts shall not count against amounts permitted by this Section 9.10.

                  9.11.  Financial Covenants.

                  (a) Maximum Leverage Ratio. Borrower shall not permit the Leverage Ratio at the end of any Measurement Period to exceed 4.0 to 1.0.

                  (b) Minimum Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio for any Measurement to be less than 3.5 to 1.0.

                  (c) Minimum Fixed Charge Coverage Ratio. Borrower shall not permit the ratio of (x) Consolidated EBITDA for any Measurement Period less Capital Expenditures for such Measurement Period to (y) Consolidated Fixed Charges for any Measurement Period to be less than 2.75 to 1.0.

                  (d) Capital Expenditures. (1) Borrower shall not permit the aggregate amount of Capital Expenditures made by Borrower and the Subsidiaries to exceed $6.0 million during fiscal 1997 and $8.0 million during any fiscal year of Borrower thereafter; provided, however, that (x) if the aggregate amount of Capital Expenditures for any fiscal year shall be less than the amount permitted for such fiscal year (before giving effect to any carryover), then the shortfall may be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) fiscal year if the amount expended in such fiscal year would not exceed 125% of the amount permitted for such fiscal year (before any carryover) and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such year before any carryover. No amount expended pursuant to Section 9.11(d)(2) shall count against any amount permitted under Section 9.11(d)(1)

                  (2) Notwithstanding anything herein to the contrary, so long as no Default or Event of Default shall have occurred and be continuing, Borrower and the Subsidiaries may make Capital Expenditures with the Net Available Proceeds of any Disposition effected in accordance with Section 9.06(j) or (k) to the extent that such Net Available Proceeds have not been used to effect an Acquisition in accordance with Section 9.09(u) or otherwise expended by Borrower or any Subsidiary.

                  (e) The covenants in clauses (a), (b) and (c) of this Section
9.11 shall be measured as of the end of each fiscal quarter, beginning with November 30, 1997 and will apply to Borrower and the Subsidiaries on a consolidated basis.

                  9.12. Pledge of Additional Collateral. Promptly, and in any event within 30 days, after the acquisition of any Property of the type that would have constituted Collateral at the Closing Date (including the capital stock of any Subsidiary hereafter created or acquired) other than Real Property (the "Additional Collateral"), each Obligor and each Wholly Owned Subsidiary (other than any Foreign Subsidiary) shall take all action necessary, including the execution and delivery of all such agreements, assignments, documents and instruments (including amendments to the Credit Documents) and the filing of appropriate financing statements under the provisions of the UCC or applicable governmental requirements in each of the offices where such filing is necessary or appropriate, to grant the Administrative Agent for the benefit of the Lenders a duly perfected first priority Lien on such Property pursuant to and to the full extent required by the Security Documents and this Agreement; provided, however, that not more than 65% of the capital stock of any Foreign Subsidiary (limited to "first tier" Foreign Subsidiaries) need be pledged. In the event that, after the Closing Date, Borrower or any Subsidiary acquires or holds an interest in any Real Property with a market or book value of $15 million or more, the Obligors and each Wholly Owned Subsidiary (other than a Foreign Subsidiary) shall (i) take such actions and execute such documents as the Administrative Agent shall reasonably require to confirm the Lien of an existing Mortgage, if applicable, or to create a new Mortgage on such additional Real Property and (ii) cause to be delivered to the Administrative Agent, on behalf of the Lenders, the documents and instruments reasonably requested by the Administrative Agent, including, without limitation, the items set forth in Sections 7.01(ii)(3)(ii) and 7.01(vii). The costs of all actions reasonably taken by the parties in connection with the pledge of Additional Collateral or in connection with any Mortgage, including reasonable costs of counsel for the Administrative Agent, shall be paid by the Obligors promptly following written demand.

                  9.13. Security Interests. (a) Each Obligor and each Subsidiary shall, promptly, upon the reasonable request of the Administrative Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby.

                  (b) Each Obligor and each Subsidiary shall deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral.

                  9.14. Compliance with Environmental Laws. (a) Each Obligor and each Subsidiary shall comply with all Environmental Laws, and will keep or cause all Real Property to be kept free of any Liens under Environmental Laws, unless failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) in the event of the presence of any Hazardous Material at, on or under any Real Property which would reasonably be expected to result in liability under or a violation of any Environmental Law, in each case which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Obligor and each Subsidiary shall undertake, and/or cause any of their respective tenants or occupants to undertake, at their sole expense, any action required pursuant to Environmental Laws to mitigate and eliminate any such adverse effect; provided, however, that no Obligor or Subsidiary shall be required to comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; (c) each Obligor shall promptly notify the Administrative Agent of the occurrence of any event specified in clause (b) of this Section 9.14 and shall periodically thereafter keep the Administrative Agent informed of any material actions taken in response to such event and the results of such actions; and (d) at the written request of the Administrative Agent at any time and from time to time, Obligor will provide, at Obligor's sole cost and expense, an environmental site assessment (including, without limitation, the results of any subsurface testing, conducted if the Administrative Agent directs that such testing be conducted) concerning any Real Property now or hereafter owned, leased or operated by Obligor and each Subsidiary, conducted by an environmental consulting firm proposed by Obligor and approved by the Administrative Agent, provided, that such approval may not be unreasonably withheld, indicating the presence or absence of Hazardous Materials and the potential cost of any required investigation, removal or remedial action in connection with any Hazardous Materials on such Real Property; provided, however, that such request may be made only if (a) there has occurred and is continuing an Event of Default, (b) the Administrative Agent reasonably believes that Obligor or any Subsidiary or any such Real Property is not in material compliance with Environmental Law or (c) circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against Obligor, any Subsidiary or any such Real Property which could materially and adversely affect Obligor or its Subsidiary. If the Obligor fails to provide the same within 60 days after such request was made, the Administrative Agent may but is under no obligation to order the same, and Obligor shall grant and hereby grants to the Administrative Agent and its agents access to such Real Property and specifically grants the Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at Obligor's sole cost and expense.

                  9.15. Lines of Business. No Obligor or Subsidiary shall directly or indirectly, engage to any substantial extent in any line or lines of business activity other than the business of the type conducted by Borrower and the Subsidiaries as of the Closing Date.

                  9.16. Transactions with Affiliates. No Obligor or Subsidiary shall, directly or indirectly: enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property, the rendering of any service, or a merger or consolidation), with any Affiliate (an "Affiliate Transaction") unless such Affiliate Transaction is otherwise not prohibited under this Agreement, is in the ordinary course of the Obligor's business and is on fair and reasonable terms that are not less favorable to the Obligor than those that would be obtainable at the time in an arm's-length transaction with a Person who is not such an Affiliate; provided, however, that, so long as no Default or Event of Default then exists or would arise therefrom, the following shall in any event be permitted: (a) Dividend Payments permitted by Section 9.10; (b) the payment of reasonable fees to directors of Borrower or any Subsidiary who are not employees of Borrower or any Subsidiary; (c) any transaction with an officer or member of the board of directors of Borrower or any Subsidiary in the ordinary course of business involving compensation, indemnity, employee benefit arrangements or expense reimbursement; (d) loans or advances to employees permitted by Section 9.09; (e) transactions and agreements in existence on the date hereof and listed and described with particularity in Schedule 9.16 (the "Existing Affiliate Agreements") and the transactions contemplated by each of the Existing Affiliate Agreements; (f) employment agreements and arrangements (including, without limitation, benefits) approved by the board of directors of Borrower or committee thereof; and (g) any employee benefit plan available to employees of Borrower generally.

                  9.17. Limitation on Accounting Changes; Limitation on Investment Company Status. No Obligor or Subsidiary shall make or permit, any change in (i) accounting policies or reporting practices, except immaterial changes and except as required by generally accepted accounting principles or
(ii) its fiscal year end (the Saturday closest to August 31 of each year). No Obligor shall be or become an investment company subject to the registration requirements under the Investment Company Act of 1940, as amended.

                  9.18. Modifications of Certain Documents, Etc.. No Obligor or Subsidiary shall, directly or indirectly, (i) consent to any modification, supplement or waiver of, or amend or modify, any of the terms or provisions of
(1) the $20 Put, the $30 Put or the Key Employee Plan, or (2) in any manner which could be materially adverse to the Lenders, the other Sweda Acquisition Documents, any Acquisition Document or any other material agreement or instrument or any such Obligor's or Subsidiary's certificate of incorporation or its by-laws (or any other organizational document), or any agreement entered into with respect to its capital stock; or (ii) enter into any new agreement with respect to its capital stock in any manner which would be materially adverse to the Lenders.

                  9.19. Interest Rate Protection Agreements. Borrower shall obtain, on or within 90 days after the Closing Date, Interest Rate Protection Agreements having terms and with counterparties reasonably satisfactory to the Administrative Agent as shall result in effectively limiting the interest cost to Borrower of 40% of the aggregate principal amount of then outstanding Term Loans for a period of at least three years from the date the initial Interest Rate Protection Agreements were obtained.

                  9.20. Limitation on Certain Restrictions Affecting Subsidiaries. No Obligor or Subsidiary shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary, or pay any Indebtedness or any other obligation owed to Borrower or any Subsidiary, (b) make Investments in or to Borrower or any Subsidiary, or
(c) transfer any of its Property to Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) the Credit Documents, (iii) such restrictions with respect to the transfer of those assets subject to a Lien permitted under Section 9.07, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any Subsidiary, and (v) with respect to restrictions described in clause (c) only, restrictions in any agreement relating to any Disposition which is permitted under this Agreement.

                  9.21. Additional Obligors. Upon Borrower or any Subsidiary creating or acquiring a Wholly Owned Subsidiary (other than a Foreign Subsidiary) after the date hereof (each such Subsidiary referred to herein as an "Additional Obligor" and collectively as the "Additional Obligors"), Borrower shall cause such Subsidiary to execute and deliver all such agreements, guarantees, documents and certificates (including any amendments to the Credit Documents) as the Administrative Agent may reasonably request and do such other acts and things as the Administrative Agent may reasonably request in order to have such Subsidiary guarantee the Obligations in accordance with the terms of the Credit Documents.

                  9.22. Restriction on Leases. No Obligor or Subsidiary shall, become liable in any way, whether, directly or by assignment or as a Subsidiary Guarantor or other surety, for the obligations of the lessee under any operating lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments of Borrower and the Subsidiaries at the time in effect shall not exceed $5.0 million per annum.

                  9.23. Sale or Discount of Receivables. No Obligor or Subsidiary shall, directly or indirectly, sell, with or without recourse, or discount, or otherwise sell for less than the face value thereof, notes or accounts receivables, other than in connection with trade discounts in the ordinary course of business or consistent with past practice and other than as permitted by Section 9.06(h) or (i).

                  9.24. Contingent Obligations. No Obligor or Subsidiary shall, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, except:

                  (a)  pursuant to Section 6;

                  (b) Contingent Obligations in respect of operating leases to the extent permitted under Section 9.22;

                  (c) Contingent Obligations of Borrower or any Subsidiary in respect of Indebtedness or other liabilities of Borrower or any Wholly Owned Subsidiary which are Obligors to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement;

                  (d) other Contingent Obligations which, together with the amount of Indebtedness incurred under Section 9.08(g) (but without duplication), does not exceed $2.0 million in the aggregate at any time outstanding;

                  (e) endorsements for collection or deposit in the ordinary course of business;

                  (f) Contingent Obligations of Borrower and the Subsidiaries existing as of the Closing Date and listed in Schedule 8.02 and renewals, extensions, modifications and replacements thereof that do not increase the amount thereof or provide for terms materially less favorable to any Obligor;

                  (g) Swap Contracts entered into in the ordinary course of business and designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, commodity prices or similar risks (including any Interest Rate Protection Agreement entered into pursuant to Section 9.19); and

                  (h) Contingent Obligations in connection with Dispositions permitted under Section 9.06, arising in connection with indemnification and other agreements in respect of any contract relating to such Disposition, not to exceed the consideration received by Borrower or any Subsidiary in connection with such sale and excluding in all cases any Contingent Obligation with respect to any obligation of any third person incurred in connection with the acquisition of the Property which is the subject of such Disposition.

                  9.25. Landlord Lien Assurances. Borrower shall use commercially reasonable best efforts to obtain within 30 days following the Closing Date agreements substantially in the form of Exhibit K from each of the respective landlords of such of the Real Property as is being leased by Borrower or any other Obligor confirming that such landlords have subordinated their landlord liens in Property of such Obligor maintained on such Real Property to the security interests held by the Administrative Agent pursuant to the Security Agreement and that such landlords will provide the

Administrative Agent with access to such Real Property to exercise the Administrative Agent's remedies pursuant to the Security Agreement.

                  9.26. Limitation on Other Restrictions on Amendment of Credit Documents. No Obligor will, nor will any of them permit any of their respective Subsidiaries to, directly or indirectly, enter into, suffer to exist or become or remain subject to any agreement or instrument, except for the Credit Documents, that would prohibit or restrict (including by way of a covenant, representation or warranty or event of default), or require the consent of any Person to, any Amendment to, or waiver or consent to departure from the terms of, any of the Credit Documents.

                  9.27. Limitation on Subsidiaries. Borrower will not create any Subsidiary without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided, that the provisions of this Section 9.27 shall not require the Administrative Agent's consent for the formation of wholly-owned direct and indirect Subsidiaries of Borrower.

                  9.28. Exceptions to Covenants. Sections 9.07, 9.16 and 9.24, notwithstanding the provisions thereof, permit Borrower to enter into the Puts and the Key Employee Plan at the time of the execution and delivery of the Sweda Acquisition Agreement so long as the terms thereof provide that (i) neither Put is exercisable under any circumstance prior to the 5 Year Payment Date and Key Employee Payments (subject to permitted Bonus Payments) may not be made prior to the 5 Year Payment Date, (ii) the maximum amount to be paid upon exercise of the $20 Put is $20 per share and $10.0 million in the aggregate,
(ii) the maximum amount to be paid upon exercise of the $30 Put is $30 per share and $1.8 million in the aggregate, and (iii) the maximum payments under the Key Employee Plan do not exceed $7.5 million in the aggregate and $1.5 million on any date of making a Bonus Payment. Sections 9.07, 9.16 and 9.24, notwithstanding the provisions thereof, permit Borrower to repurchase its Common Stock pursuant to the Puts so long as (i) such Put is not exercised prior to the 5 Year Payment Date, (ii) the maximum amount paid for the stock repurchased in the $20 Put does not exceed $20 per share and $10.0 million in the aggregate, (ii) the maximum amount paid for stock repurchased in the $30 Put does not exceed $30 per share and $1.8 million in the aggregate and (iii) no Default or Event of Default then exists or would arise therefrom.

                  9.29.  Post-Closing Obligations.

                  (a) Environmental Matters. Within 30 days of the Closing Date, Borrower shall provide the Administrative Agent with a revised
         Schedule 8.12, setting forth only those exceptions to the representations and warranties set forth in Section 8.12, entitled "Environmental Matters", that would reasonably be expected to result in a Material Adverse Effect and will, upon its reasonable business judgment, within 180 days, subject to reasonable extension, remedy any such exceptions.

                  (b) Surveys. Borrower shall use commercially reasonable best efforts to obtain within 30 days following the Closing Date, with respect to each Mortgaged Real Property in Iowa and Texas, a survey certified to the Administrative Agent and the Title Company issuing the title commitments referred to in Section 7.01(vii)(3) in such form as shall be required by the title insurance company to delete the standard survey exceptions from such commitments and to issue survey, contiguity, zoning, public road access and so-called comprehensive coverage over covenants and restrictions.

                  Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) (i) Borrower shall default in the payment when due (whether at stated maturity upon prepayment or repayment or acceleration or otherwise) of any principal of any Loan, or (ii) Borrower shall default in the payment when due of interest on any Loan or any Reimbursement Obligation or any fee or any other amount payable by it hereunder or under any other Credit Document when due and such default under this clause (ii) shall have continued unremedied for five or more Business Days; or

                  (b) Borrower or any Subsidiary (Borrower and such Subsidiaries herein collectively called the "Relevant Parties" and each, a "Relevant Party") shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than the Loans) aggregating $1.0 million or more, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness aggregating $1.0 million or more if the effect of such event (after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace) is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or any Relevant Party shall default in the payment when due of any amount aggregating $500,000 or more under any Swap Contract; or any event specified in any Swap Contract shall occur if the effect of such event is to cause, or (with the giving of notice or the lapse of time or both) to permit, termination or liquidation payments aggregating $500,000 or more to become due; or

                  (c) Any representation or warranty made or deemed made in any Credit Document (or in any modification or supplement thereto) by any Relevant Party, or in any certificate furnished to any Creditor pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

                  (d) Any Obligor shall default in the performance of any of its obligations under any of Sections 9.01(g) or 9.05 through 9.27 and 9.29; or any Obligor shall default in the performance of any of its obligations under Section 5.02 of the Security Agreement; or Borrower shall default in the performance of its obligations under Section 9.01(e) and such default shall continue unremedied for five Business Days; or any Obligor shall default in the performance of any of its other obligations in this Agreement, the Security Documents or the Letter of Credit Documents and such default shall continue unremedied for a period of thirty days after written notice thereof to such Obligor or Borrower by the Administrative Agent; or

                  (e) Any Relevant Party shall not, or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts,
         (v) fail to controvert within 60 days or in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced, without the application or consent of the affected Relevant Party, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Relevant Party or of all or any substantial part of its assets, or (iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and either (1) such proceeding shall not be actively contested by such Relevant Party, or (2) such proceeding or case shall continue undismissed, undischarged or unbonded, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Relevant Party shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) A final judgment or judgments for the payment of money in excess of $1.0 million in the aggregate (exclusive of judgment amounts to the extent covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Relevant Party and the same shall not be discharged (or provision shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and such Relevant Party shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1.0 million which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a payment obligation in excess of $1.0 million; or

                  (j)  Any Change of Control; or

                  (k) Any Security Document after delivery thereof at any time shall cease to be in full force and effect or shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest in and Lien upon (subject to Prior Liens) any portion of the Collateral; or

                  (l) Any Guarantee ceases to be in full force and effect or any of the Subsidiary Guarantors repudiates, or attempts to repudiate, any of its obligations under any of the Guarantees;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10, the Administrative Agent may, and upon written direction of the Majority Lenders shall, by notice to Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, reduce any claim to judgment, take any other action permitted by law and/or take any action permitted to be taken by the Security Documents during the existence of an Event of Default; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or
(g) of this Section 10, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

                  In addition, Borrower agrees, upon the occurrence and during the continuance of any Event of Default if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans, and all other amounts payable to the Revolving Credit Lenders hereunder and under the Notes evidencing such Loans to be due and payable, it may and shall, if requested by the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Relevant Party, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as provided in the Security Agreement.

                  Section 11.  The Administrative Agent.

                  11.01. Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent under the Credit Documents with such powers as are specifically delegated to the

Administrative Agent by their terms, together with such other powers as are reasonably incidental thereto. Neither the Administrative Agent nor the Arranger (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to their respective Affiliates and their own and their respective Affiliates' officers, directors, employees, attorneys and agents):

                  (a) shall have any duties or responsibilities except those expressly set forth in the Credit Documents, or shall by reason of any Credit Document or the performance of its duties thereunder, be a trustee or fiduciary for any Lender or any Obligor;

                  (b) shall be responsible to the Lenders for any recitals, statements, representations or warranties contained in any Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Credit Document or any other document referred to or provided for therein or for any failure by Borrower or any other Person to perform any of its obligations thereunder;

                  (c) shall, except to the extent expressly instructed pursuant to the provisions of this Agreement by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings under any Credit Document;

                  (d) shall be responsible or liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Credit Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct;

                  (e) in performing its functions and duties under the Credit Documents, shall assume or shall be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Obligor, other than with respect to the Register, (it being understood that the provisions of this Section 11 are solely for the benefit of the Creditors, and no Obligor shall have any rights as a third-party beneficiary of any of the provisions hereof); or

                  (f) shall be under any obligation to take any action hereunder or under any other Credit Document if the Administrative Agent determines that taking such action may conflict with any law or any provision of any Credit Document, or may require the Administrative Agent to qualify to do business in any jurisdiction where it is not then so qualified.

The Administrative Agent may employ and consult with agents, attorneys-in-fact, independent public accountants, attorneys, and other experts and consultants selected by it, and shall not be responsible or liable for the negligence, gross negligence or misconduct of any such Person reasonably selected. The Administrative Agent shall not be responsible or liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or other advisor. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with any necessary consents required by Section 12.06. The Arranger, as such, shall not have any independent duties or obligations under any Credit Document.

                  11.02. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Administrative Agent shall in all cases be fully protected insofar as the Lenders are concerned in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Lenders, the Majority Term Lenders, the Majority Reducing Revolving Credit Lenders, the Supermajority Lenders, the Supermajority Lenders of the Affected Class or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to any responsibility or liability or which is contrary to any Credit Document or applicable law.

                  11.03. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or Borrower specifying such Default and stating that such notice is a "Notice of Default" under this Agreement or another Credit Document. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Sections 11.01, 11.02, 11.07, 12.03 and 12.04) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Revolving Credit Lenders; provided, however, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

                  11.04. Rights as a Lender. With respect to its Commitments and the Loans made by it, NationsBank, N.A. (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include NationsBank, N.A. in its individual capacity. NationsBank, N.A. (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, own securities of, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and NationsBank, N.A. (and any such successor) and its Affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Each Lender acknowledges the potential conflict of interest between NationsBank, N.A. (i) as a Lender holding disproportionate interests in the various Commitments and/or Loans and
(ii) as the Administrative Agent under this Agreement and each Lender expressly consents to, and waives any claim based upon, such potential conflicts of interest.

                  11.05. Indemnification. Each Lender agrees to indemnify and hold harmless the Administrative Agent and the Arranger (to the extent not promptly reimbursed under Section 12.03, but without limiting the obligations of Borrower under Section 12.03), ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or the Arranger (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Credit Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by the Administrative Agent or the Arranger under or in respect of any of the Credit Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that Borrower is obligated to pay under Section 12.03, and including also any payments under any indemnity that the Administrative Agent is required to issue to any Lender referred to in Section 4.01(c) of the Security Agreement, or to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this Section 11.05 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

                  11.06. Non-Reliance on Administrative Agent, Arranger and Other Lenders. Each Lender agrees that it has, independently and without reliance on any other Creditor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and the Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Credit Document. Neither the Administrative Agent nor the Arranger shall be required to keep itself informed as to the performance or observance by any Obligor of any of the other Credit Documents or any other document referred to or provided for therein or to inspect the Properties or books of Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, neither the Administrative Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower or any Subsidiary (or any of their Affiliates) that may come into the possession of the Administrative Agent or the Arranger or any of their respective Affiliates.

                  11.07. Failure to Act. The Administrative Agent shall in all cases be fully justified in failing or refusing to act under any Credit Document unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. In addition, the Administrative Agent shall have no obligation whatsoever for any action which it reasonably and in good faith believes may violate applicable law.

                  11.08. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving 30 days' notice thereof to the Lenders and Borrower, and the Administrative

Agent may be removed at any time with or without cause by the Majority Lenders (the determination of Majority Lenders for purposes of this Section 11.08 to be made without reference to any Commitments, Loans or Letter of Credit Liabilities held by the Administrative Agent). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties, liabilities and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11, Section 12.03 and all other similar provisions shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                  11.09. Consents Under Other Credit Documents. Except as otherwise provided in this Agreement and the other Credit Documents, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents.

                  11.10. Collateral Sub-Agents. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 4.03 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Administrative Agent thereunder. Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

                  11.11. Exculpatory Provisions. None of the Administrative Agent, the Arranger or any of their respective officers, directors, employees, representatives, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender for any waiver, consent or approval given or any action taken or omitted to be taken by such Person under or in connection with any Credit Document or be responsible for the consequences of any oversight or error in judgment by such Person whatsoever, except to the extent that such action, omission, oversight or error in judgment is determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted solely from such Person's own gross negligence or bad faith or (ii) responsible in any manner to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any Credit Document or for any representations, warranties, recitals or statements made therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection therewith furnished or made by the Administrative Agent or the Arranger to the Lenders or by or on behalf of any Obligor or any of their respective officers to any Creditor. Neither the Arranger, the Administrative Agent, any Lender nor any Affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to, and each of the Obligors hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by any Obligor in connection with, arising out of or in any way related to any of the Credit Documents, or any of the transactions contemplated therein. Each Obligor hereby waives, releases and agrees not to sue the Arranger, the Administrative Agent or any Lender or any of their respective Affiliates, officers, directors, employees, attorneys or agents for exemplary or punitive damages in respect of any claim in connection with, arising out of or in any way related to this Agreement or any of the other Credit Documents, or any of the transactions contemplated by this Agreement or any of the other Credit Documents.

                  Section 12.  Miscellaneous.

                  12.01. Waiver. No failure on the part of any Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  12.02. Notices. All notices, requests and other communications provided for herein and under the Security Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  12.03. Expenses, Indemnification, Etc. (a) The Obligors, jointly and severally, agree to pay or reimburse:

                    (i) the Arranger and the Administrative Agent for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of counsel) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents and the extension of credit hereunder and (2) the negotiation or preparation of any modification, supplement or waiver of any of the terms of any Credit Document (whether or not consummated or effective);

                   (ii) each of the Lenders and the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including the reasonable fees and expenses of legal counsel) in connection with (1) any Default and any enforcement or collection proceedings resulting therefrom, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and
         (2) the enforcement of this Section 12.03; and

                  (iii) each of the Lenders and the Administrative Agent for all actual costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

                  (b) The Obligors, jointly and severally, hereby agree to indemnify each Creditor and their respective Affiliates, directors, trustees, officers, employees and agents (each, an "Indemnitee") from, and hold each of them harmless against, and that no Indemnitee will have any liability for, any and all Losses incurred by any of them (including any and all Losses incurred by the Administrative Agent, the Arranger or the Issuing Lender to any Lender, whether or not any Creditor is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents, any breach by any Obligor of any representation, warranty, covenant or other agreement contained in any of the Credit Documents, the use or proposed use of any of the Loans or Letters of Credit or the use of any collateral security for the Loans (including the exercise by any Creditor of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof), but excluding any such Losses to the extent finally determined by a court of competent jurisdiction in a final and nonappealable judgment to have arisen from the gross negligence or bad faith of the Indemnitee.

                  Without limiting the generality of the foregoing, the Obligors, jointly and severally, will indemnify each Creditor and each other Indemnitee from, and hold each Creditor and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (A) the past, present or future operations of Borrower or any Subsidiary (or any predecessor in interest to Borrower or any Subsidiary), (B) the past, present or future condition of any site or facility owned, operated or leased at any time by Borrower or any Subsidiary (or any such predecessor in interest), or (C) any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such site or facility following the exercise by such Creditor of any of its rights and remedies hereunder or under any of the Security Documents; provided, however, that the indemnity hereunder shall be subject to the exclusions from indemnification set forth in the preceding sentence.

                  To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, the Obligors, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

                  The Obligors also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor's security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in this Agreement or any other Credit Document, except to the extent that any Loss is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence or bad faith of such Indemnitee.

                  The Obligors agree that, without the prior written consent of the Administrative Agent, the Arranger and the Majority Lenders, no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 12.03 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

                  12.04. Amendments, Etc.. (a) Any provision of this Agreement or any other Credit Document may be amended, modified or supplemented by an instrument in writing signed by the Obligors and the Majority Lenders, or by the Obligors and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by an instrument in writing signed by the Obligors and the Majority Lenders, or by the Obligors and the Administrative Agent acting with the consent of the Majority Lenders; provided, however, that:

                   (I) no amendment, modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of each Lender (with Obligations directly affected in the case of clause (i)): (i) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Commitment Termination Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to Section 3.02 as a result of the applicability of the Post Default Rate) or fees thereon, or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, (ii) extend the final maturity of any of the Commitments (or reinstate any Commitment terminated pursuant to Section 10), (iii) change the currency in which any Obligation is payable, (iv) amend the terms of this Section 12.04 or Section 4.07, 5 or 11.09, (v) reduce the percentage specified in the definition of the term "Majority Lenders" or amend any provision of any Credit Document requiring the consent of all the Lenders (it being understood that the Increased Facility Amount, if extended by any Lender, shall be, and any other additional extensions of credit pursuant to this Agreement consented to by the Majority Lenders may be, included in such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date), (vi) release any Subsidiary Guarantor from its obligations under Section 6 (unless permitted by this Agreement), (vii) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Credit Document, (viii) release all or substantially all the Collateral or terminate the Lien under any Credit Document in respect of all or substantially all the Collateral (except as permitted by the Credit Documents) or agree to additional obligations (other than the Obligations and the Increased Facility Amount) being secured by the Collateral, or (ix) amend
         Section 12.03 or any other indemnification and expense reimbursement provision set forth in any Credit Document;

                  (II) no amendment, modification, supplement or waiver shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments, modifications or waivers of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender);

                 (III) any modification or supplement of or waiver with respect to Section 11 which affects the Administrative Agent or the Arranger in their respective capacities as such shall require the consent of the Administrative Agent and the Arranger;

                  (IV) no consent of any Lender need be obtained, and the Administrative Agent is hereby authorized, to release any Lien securing the Obligations on Property which is the subject of any Disposition permitted by this Agreement and the other Credit Documents;

                   (V) the consent of the Supermajority Term Loan Lenders shall be required with respect to any extension of any scheduled Amortization Payment or any reduction in the amount of any scheduled Amortization Payment (it being understood that any prepayment required by Section 2.10 may be modified or waived by the Majority Lenders);

                  (VI) the consent of the Supermajority Reducing Revolving Credit Lenders shall be required with respect to any change to scheduled reductions in the Reducing Revolving Credit Commitments as set forth in Section 2.04;

                 (VII) no reduction of the percentage specified in the definition of "Majority Reducing Revolving Credit Lenders" or "Supermajority Reducing Revolving Credit Lenders" shall be made without the consent each Reducing Revolving Credit Lender (it being understood that the Increased Facility Amount, if extended by any Lender, shall be, and any other additional extensions of credit pursuant to this Agreement consented to by the Majority Lenders may be, included in such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date);

                (VIII) no reduction of the percentage specified in the definition of "Majority Revolving Credit Lenders" shall be made without the consent each Revolving Credit Lender (it being understood that the Increased Facility Amount, if extended by any Lender, shall be, and any other additional extensions of credit pursuant to this Agreement consented to by the Majority Lenders may be, included in such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date);

                  (IX) no reduction of the percentage specified in the definition of "Majority Term Lenders" or "Supermajority Term Lenders" shall be made without the consent each Term Loan Lender (it being understood that the Increased Facility Amount, if extended by any Lender, shall be, and any other additional extensions of credit pursuant to this Agreement consented to by the Majority Lenders may be, included in such definition without notice to or consent of any other Lender or

         Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date);

                   (X) no amendment, modification or waiver shall make any change to Section 2.01(e) or the definitions of "Swing Loan Commitment", "Swing Loan Maturity Date" or "Swing Loans" or the Swing Loan Note shall be made without the consent of the Swing Loan Lender; and

                  (XI) no amendment, modification or waiver shall affect the rights or duties of the Issuing Lender in its capacity as such or alter the obligation of any Revolving Credit Lender pursuant to
         Section 2.03(e) or 2.03(f) without the consent of the Issuing Lender.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by Section 12.04(a)(I), the consent of the Majority Lenders, Majority Revolving Credit Lenders, Majority Reducing Revolving Credit Lenders, Majority Term Lenders or Supermajority Lenders, as the case may be, is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (i) of Section 12.04(a)(I).

                  12.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  12.06. Assignments and Participations. (a) No Obligor may assign its respective rights or obligations hereunder or under the Notes without the prior written consent of all of the Lenders.

                  (b) Each Lender may assign to any Eligible Person any of its Loans, its Notes, its Letter of Credit Interests and its Commitments (but only with the consent (which shall not be unreasonably withheld or delayed) of Borrower and the Administrative Agent and, in the case of the Revolving Credit Commitments, the Issuing Lender); provided, however, that (i) no such consent by Borrower, the Issuing Lender or the Administrative Agent shall be required in the case of any assignment to another Lender or any Lender's Affiliate (in which case, the assignee and assignor Lenders shall give notice of the assignment to the Administrative Agent); (ii) no consent of Borrower need be obtained if any Default or Event of Default shall have occurred and be continuing; (iii) each assignment, other than to a Lender or any Lender's Affiliate (unless Borrower and the Administrative Agent otherwise agree), shall be in an aggregate amount at least equal to $5.0 million or proportionately smaller as the Credit Facilities are reduced unless the assigning Lender's exposure is reduced to $0; (iv) assignments under the Revolving Facility will require the consent of the Letter of Credit Lender; and
(v) in no event may any such assignment be made to any Obligor or any of its Affiliates without consent of all Lenders. Upon execution and delivery by the assignee to Borrower and the Administrative Agent of an instrument in writing substantially in the form of Exhibit F, and upon consent thereto by Borrower, the Administrative Agent and the Issuing Lender to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans (or portions thereof) and Letter of Credit Interests assigned to it (in addition to the Commitment(s), Letter of Credit Interests and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. At the time of each assignment pursuant to this Section 12.06(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(3) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.06 Certificate) described in Section 5.06(b). Upon any such assignment to any Eligible Person other than a Subsidiary or Affiliate of a Lender the assignee Lender shall pay a fee of $3,500 to the Administrative Agent.

                  (c) A Lender may sell or agree to sell to one or more other Eligible Persons a participation in all or any part of any Loans and Letter of Credit Interests held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 5 (provided, however, that no Participant shall be entitled to receive any greater amount pursuant to Section 5 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred) with respect to its participation in such Loans, Letter of Credit Interests and Commitments as if such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c), shall not have any other rights or benefits under this Agreement or any Note or any other Credit Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by Borrower to any Lender under Section 5 in respect of Loans, Letter of Credit Interests and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participation in such Loans, Letter of Credit Interests and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interests and

Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interests and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in subclauses (i), (ii), (iii), or (viii) of clause (I) of the proviso to Section 12.04(a).

                  (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (e) A Lender may furnish any information concerning Borrower or any Subsidiary in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to the provisions of Section 12.11. In addition, each of the Administrative Agent and the Arranger may furnish any information concerning any Obligor or any of its Affiliates in the Administrative Agent's or the Arranger's possession to any Affiliate of the Administrative Agent or the Arranger. The Obligors shall assist any Lender in effectuating any assignment or participation pursuant to this Section 12.06 (including during syndication) in whatever manner such Lender reasonably deems necessary, including the participation in meetings with prospective transferees.

                  (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to any Obligor or any of its Affiliates or Subsidiaries without the prior written consent of each Lender.

                  12.07. Survival. The obligations of the Obligors under Sections 5.01, 5.05, 5.06 and 12.03, the obligations of each Subsidiary Guarantor under Section 6.03, and the obligations of the Lenders under Sections 5.06, 11.05 and 12.11, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall survive the execution and delivery of this Agreement and the Notes and the making of any extension of credit hereunder.

                  12.08. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  12.09. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  12.10. Governing Law; Submission to Jurisdiction; Waivers; Etc.67 (a) Each Credit Document shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the principles of conflicts of laws thereof (except in the case of the other Credit Documents, to the extent otherwise expressly stated therein). Each Obligor hereby irrevocably and unconditionally: (a) submits for itself and its property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such Proceeding may be brought in such courts and waives trial by jury and any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 12.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  (b) Each Obligor hereby irrevocably appoints and designates CT Corporation System, whose address is 1633 Broadway, New York, New York 10019, as its true and lawful attorney and duly authorized agent for service of legal process of such Obligor.

                  12.11. Confidentiality. Each Creditor agrees to take normal and reasonable precautions to maintain the confidentiality of information designated in writing as confidential and provided to it by Borrower or any Subsidiary in connection with this Agreement; provided, however, that any Creditor may disclose such information (a) at the request of any bank regulatory authority or the NAIC or in connection with an examination of such Creditor by any such authority or the NAIC, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) at the discretion of any other Governmental

Authority, (e) to such Creditor's Affiliates, independent auditors and other professional advisors or (f) to any transferee or potential transferee; provided, however, that such transferee agrees to comply with the provisions of this Section 12.11.

                  12.12. Independence of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

                  12.13. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                  12.14. Prior Understandings. This Agreement and the other Credit Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein, except that the following shall continue to remain in effect: (a) the Commitment Letter (other than (1) the Term Sheet (as defined in the Commitment Letter) and (2) the commitment of Merrill Lynch Capital Corporation thereunder), (b) the Fee Letter and (c) the Administrative Agent's Fee Letter.

                  12.15. Acknowledgments. The Obligors hereby acknowledge that:
(a) each of them has been advised by counsel in connection with the negotiation, execution and delivery of the Credit Documents; (b) no Creditor has any fiduciary or similar relationships to any Obligor and the relationship between the Creditors on the one hand, and the Obligors, on the other hand, is solely that of debtor and creditor; and (c) no joint venture exists among the Creditors or among the Obligors and the Creditors.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                         NORWOOD PROMOTIONAL PRODUCTS, INC.



                                         By: /s/ James P. Gunning, Jr.
                                             ----------------------------------
                                             Name: James P. Gunning, Jr.
                                             Title: CFO, Secretary, and
                                                    Treasurer

                                         Address for Notices:


                                         Attention:

                                         Telecopier No.:

                                         Telephone No.:

                                         AIR-TEX CORPORATION

                                         By: /s/ James P. Gunning, Jr.
                                             ----------------------------------
                                             Name: James P. Gunning, Jr.
                                             Title: Secretary


                                         Address for Notices:


                                         Attention:
                                         Telecopier No.:

                                         Telephone No.:


                                         ARTMOLD PRODUCTS CORPORATION

                                         By: /s/ James P. Gunning, Jr.
                                             ----------------------------------
                                             Name: James P. Gunning, Jr.
                                             Title: Secretary



                                         Address for Notices:


                                         Attention:

                                         Telecopier No.:

                                         Telephone No.:

                                         BARLOW ACQUISITION, INC.

                                         By: /s/ James P. Gunning, Jr.
                                             ----------------------------------
                                             Name: James P. Gunning, Jr.
                                             Title: Secretary
                                         Address for Notices:


                                         Attention:

                                         Telecopier No.:

                                         Telephone No.:


                                         BARLOW PROMOTIONAL PRODUCTS, INC.

                                         By: /s/ James P. Gunning, Jr.
                                             ----------------------------------
                                             Name: James P. Gunning, Jr.
                                             Title: Secretary and Treasurer


                                         Address for Notices:


                                         Attention:

                                         Telecopier No.:

                                         Telephone No.:


                                         KEY INDUSTRIES, INC.

                                         By: /s/ James P. Gunning, Jr.
                                             ----------------------------------
                                             Name: James P. Gunning, Jr.
                                             Title: Assistant Secretary



                                         Address for Notices:


                                         Attention:

                                         Telecopier No.:

                                         Telephone No.:

                                         NORCORP, INC.

                                         By: /s/ James P. Gunning, Jr.
                                             ----------------------------------
                                             Name: James P. Gunning, Jr.
                                             Title: CFO, Secretary, and
                                                        Treasurer



                                         Address for Notices:


                                         Attention:

                                         Telecopier No.:

                                         Telephone No.:


                                         NORWOOD TRAVEL, INC.

                                         By: /s/ James P. Gunning, Jr.
                                             ----------------------------------
                                             Name: James P. Gunning, Jr.
                                             Title: Secretary and Treasurer

                                         Address for Notices:

                                         Attention:

                                         Telecopier No.:

                                         Telephone No.:


                                         RADIO CAP COMPANY, INC.

                                         By: /s/ James P. Gunning, Jr.
                                             ----------------------------------
                                             Name: James P. Gunning, Jr.
                                             Title: Secretary

                                         Address for Notices:


                                         Attention:

                                         Telecopier No.:

                                         Telephone No.:

                                         SWEDA ACQUISITION CORP.



                                         By: /s/ James P. Gunning, Jr.
                                             ----------------------------------0
                                             Name:
                                             Title:

                                         Address for Notices:


                                         Attention:

                                         Telecopier No.:

                                         Telephone No.:

                                         NATIONSBANK, N.A.
                                          as Administrative Agent



                                         By: /s/ Steven A. Linton
                                             ----------------------------------
                                             Name: Steven A. Linton
                                             Title: Assistant Vice President

                                         Address for Notices as Administrative
                                         Agent:


                                         Attention:

                                         Telecopier No.:

                                         Telephone No.:

                                         MERRILL LYNCH & CO.
                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED,
                                         as Arranger and Syndication Agent



                                         By: /s/ Brian E. O'Callahan
                                             ----------------------------------
                                             Name: Brain E. O'Callahan
                                             Title: Director

                                         Address for Notices:

                                           World Financial Center
                                             c/o Merrill Lynch & Co.
                                             Merrill Lynch, Pierce, Fenner
                                               & Smith Incorporated
                                           South Tower
                                           225 Liberty Street
                                           New York, New York 10080-6114

                                         Attention:  Brian E. O'Callahan

                                         Telecopier No.:  (212) 449-8230

                                         Telephone No.:  (212) 449-8221

                                                        LENDERS


                                         MERRILL LYNCH CAPITAL CORPORATION,
                                          as a Lender



                                         By: /s/ Brian E. O'Callahan
                                             ----------------------------------
                                             Name: Brian E. O'Callahan
                                             Title: Vice President

                                         Lending Office for all Loans:

                                           World Financial Center
                                             c/o Merrill Lynch & Co.
                                           North Tower - 7th Floor
                                           250 Vesey Street
                                           New York, New York 10281-1307

                                         Address for Notices:

                                           World Financial Center
                                             c/o Merrill Lynch & Co.
                                           South Tower
                                           225 Liberty Street
                                           New York, New York 10080-6114

                                         Attention:  Chris Riley

                                         Telecopier No.:  (212) 236-7584

                                         Telephone No.:  (212) 236-7579

                                         NATIONSBANK, N.A.,
                                          as a Lender



                                         By: /s/ Steven A Linton
                                             ----------------------------------
                                             Name: Steven A. Linton
                                             Title: Assistant Vice President

                                         Address for Notices:

                                           Commercial Banking Group
                                           800 Market Street
                                           12th Floor
                                           St. Louis, Missouri 63101

                                         Attention:  Steven A. Linton

                                         Telecopier No.:  314-446-6499

                                         Telephone No.:  800-944-0404

                                         BANK ONE, TEXAS, N.A.,
                                          as a Lender



                                         By: /s/ Mark A. Miller
                                             ----------------------------------
                                             Name: Mark A. Miller
                                             Title: Senior Vice President

                                         Address for Notices:

                                           105 S. St. Marys St.
                                           P.O. Box 900
                                           San Antonio, Texas 78205

                                         Attention:  Mark Miller

                                         Telecopier No.:  210-271-6588

                                         Telephone No.:  210-271-8291

                                         CAISSE NATIONALE DE CREDIT AGRICOLE,
                                          as a Lender



                                         By: /s/ David Bouhl
                                             ----------------------------------
                                             Name: David Bouhl
                                             Title: Vice President

                                         Address for Notices:

                                           55 East Monroe Street
                                           Chicago, Illinois 60603

                                         Attention:  Eric Robison

                                         Telecopier No.:  312-372-2830

                                         Telephone No.:  312-917-7532

                                         THE FROST NATIONAL BANK,
                                          as a Lender



                                         By: /s/ Victor J. Harris
                                             ----------------------------------
                                             Name: Victor J. Harris
                                             Title: Vice President

                                         Address for Notices:

                                           100 West Houston Street
                                           P.O. Box 1600
                                           San Antonio, Texas 78296

                                         Attention:  Richard Young

                                         Telecopier No.:  210-220-4626

                                         Telephone No.:  210-220-4210

                                         GUARANTY FEDERAL BANK, F.S.B.,
                                          as a Lender



                                         By: /s/ Jim R. Hamilton
                                             ----------------------------------
                                             Name: Jim R. Hamilton
                                             Title: Vice President

                                         Address for Notices:

                                           1100 Northeast Loop 410
                                           San Antonio, Texas 78209

                                         Attention:  Jim R. Hamilton

                                         Telecopier No.:  210-930-1783

                                         Telephone No.:  210-930-2926

                                         BHF-BANK AKTIENGESELLSCHAFT,
                                          as a Lender



                                         By: /s/ Paul Travers
                                             ----------------------------------
                                             Name: Paul Travers
                                             Title: Vice President



                                         By: /s/ Linda Pace
                                             ----------------------------------
                                             Name: Linda Pace
                                             Title: Vice President



                                         Address for Notices:

                                           590 Madison Avenue
                                           New York, New York 10022

                                         Attention:  Paul Travers

                                         Telecopier No.:  212-756-5536

                                         Telephone No.:  212-756-5570

                                         BANQUE PARIBAS,
                                          as a Lender



                                         By: /s/ Scott Clingan
                                             ----------------------------------
                                             Name: Scott Clingan
                                             Title: Vice President




                                         By: /s/ Larry Robinson
                                             ----------------------------------
                                             Name: Larry Robinson
                                             Title: Vice President

                                         Address for Notices:

                                           1200 Smith
                                           Suite 3100
                                           Houston, Texas 77002

                                         Attention:  Larry Robinson

                                         Telecopier No.:  713-659-5234

                                         Telephone No.:  713-659-4811

                                                                        ANNEX A

                             Swing Loan
                             Commitment
                              (Part of
                              Revolving       Revolving   Reducing Revolving
                                Credit         Credit          Credit             Term Loan
    Institution              Commitment)     Commitment      Commitment           Commitment         Total
    -----------              -----------     ----------      ----------           ----------         -----

1. Merrill Lynch Capital             --                                          $35,000,000     $35,000,000
   Corporation

2. NationsBank, N.A           $1,000,000     $ 6,000,000     $14,000,000                  --       20,000,000

3. Bank One, Texas, N.A               --       4,000,000      11,000,000                  --       15,000,000

4. Caisse Nationale de                --       3,000,000       7,000,000                  --       10,000,000
   Credit Agricole

5. The Frost National Bank            --       3,000,000       7,000,000           5,000,000       15,000,000

6. Guaranty Federal Bank,             --       4,000,000      11,000,000                  --       15,000,000
   F.S.B

7. BHF-Bank                           --       2,000,000       3,000,000                  --        5,000,000
   Aktiengesellschaft

8. Banque Paribas                     --       3,000,000       7,000,000                  --       10,000,000
                              ==========     ===========     ===========         ===========     ============

        Total                 $1,000,000     $25,000,000     $60,000,000         $40,000,000     $125,000,000
